EXHIBIT 10.2

EXECUTION VERSION

RECOVERY PROPERTY SERVICING AGREEMENT

between

PG&E ENERGY RECOVERY FUNDING LLC

Issuer

and

PACIFIC GAS AND ELECTRIC COMPANY

Servicer

Dated as of February 10, 2005

i

ARTICLE VII DEFAULT

SECTION 7.01.	Servicer Default
SECTION 7.02.	Appointment of Successor
SECTION 7.03.	Waiver of Past Defaults
SECTION 7.04.	Notice of Servicer Default

ARTICLE VIII MISCELLANEOUS PROVISIONS

SECTION 8.01.	Amendment
SECTION 8.02.	Accounts and Records
SECTION 8.03.	Notices
SECTION 8.04.	Assignment
SECTION 8.05.	Limitations on Rights of Others
SECTION 8.06.	Severability
SECTION 8.07.	Separate Counterparts
SECTION 8.08.	Headings
SECTION 8.09.	Governing Law
SECTION 8.10.	Assignment to Trustee
SECTION 8.11.	Nonpetition Covenants
SECTION 8.12.	CPUC Consents

ii

Exhibit A	Annual Certificate of Compliance

Exhibit B	Form of Quarterly Servicer’s Certificate

Exhibit C	Form of Monthly Servicer’s Certificate

Exhibit D	Form of Daily Servicer’s Certificate

Exhibit E	Form of Annual DRC Charge True-Up Mechanism Advice Filing

Exhibit F	Form of Anniversary DRC Charge True-Up Mechanism Advice Filing

Exhibit G	Expected Amortization Schedule

Annex I	Servicing Procedures

Attachment A to Annex I	Calculation of Aggregate Monthly Remittance Amount

Attachment B to Annex I	Calculation of Daily Remittance Amounts for First Six Collection Periods

iii

RECOVERY PROPERTY SERVICING AGREEMENT dated as of February 10, 2005, between PG&E ENERGY RECOVERY FUNDING LLC, a Delaware limited liability company (the “Issuer”), and PACIFIC GAS AND ELECTRIC COMPANY, a California corporation, as the servicer of the Recovery Property (together with each successor to Pacific Gas and Electric Company (in the same capacity) pursuant to Section 6.03 or Section 7.02, the “Servicer”).

RECITALS

A.                                   Pursuant to the Statute and the Financing Order, the Seller and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling to the Issuer the Recovery Property created pursuant to the PU Code, the Financing Order and the Issuance Advice Letter described in such Sale Agreement, and the Seller may sell other Recovery Property to the Issuer pursuant to Subsequent Sale Agreements.

B.                                     In connection with its ownership of the Recovery Property and in order to collect the DRC Charges associated with each Series of Bonds, as defined herein, the Issuer desires to engage the Servicer to carry out the functions described herein.  The Servicer currently performs similar functions for itself with respect to its own charges to its customers and may in the future perform for others.  In addition, the Issuer desires to engage the Servicer to obtain True-Up Adjustments from the CPUC.  The Servicer desires to perform all of these activities.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.                 Definitions.  Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Actual DRC Payments” means the actual DRC Payments received by the Servicer attributable to a particular Billing Period, which are determined by adjusting Estimated DRC Payments for such Billing Period as specified in Annex I.

“Advice Letter” means any filing made with the CPUC by the Servicer with respect to the DRC Charges or any True-Up Adjustment in the form of an advice letter, including an Issuance Advice Letter, a Routine Annual True-Up Mechanism Advice Letter, an Anniversary True-Up Mechanism Advice Letter, a Routine Quarterly True-Up Mechanism Advice Letter or a Non-Routine True-Up Mechanism Advice Letter.

“Aggregate Monthly Remittance Amount”, with respect to each Series of Bonds, has the meaning set forth in Annex I hereto.

“Agreement” means this Recovery Property Servicing Agreement, together with all Exhibits, Annexes and Attachments hereto, as the same may be amended and supplemented from time to time.

“Anniversary True-Up Mechanism Advice Letter” means an Advice Letter filed with the CPUC at least fifteen days prior to the Financing Order Anniversary Date in respect of a True-Up Adjustment, substantially in the form of Exhibit F hereto.  Any True-Up Adjustment required as a result of the Anniversary True-Up Mechanism Advice Letter will become effective on the date specified by the CPUC in accordance with the Financing Order.

“Annual Accountant’s Report” has the meaning set forth in Section 3.04.

“Annual Adjustment Filing Date” means each December 15, from and including December 15, 2005 to and including the last December 15 preceding the Retirement Date; provided, however, that if any such day is not a Servicer Business Day, “Annual Adjustment Filing Date” shall mean the Servicer Business Day immediately preceding such day.

“Applicable ESP” means, with respect to each Consumer, the ESP, if any, providing “direct access” service to that Consumer.

“Billing Period” means a calendar month.

“Bills” means each of the regular monthly bills, the summary bills, the opening bills and the closing bills issued to Consumers or ESPs by PG&E on its own behalf and in its capacity as Servicer.

“Bonds” means each Series of energy recovery bonds issued by the Issuer pursuant to an Indenture, unless such Indenture specifies such energy recovery bonds are subject to a different servicing agreement.

“Capital Subaccount” has the meaning set forth in the applicable Indenture.

“Certificate of Compliance” has the meaning set forth in Section 3.03.

“Closing Date” means February 10, 2005.

“Collection Period” means the calendar month immediately preceding the respective Monthly Remittance Date.

“Consolidated ESP Billing” has the meaning set forth in Annex I hereto.

“Consumers” has the meaning set forth in Section 1.01 of the Sale Agreement.

“CPUC” means the California Public Utilities Commission or any successor governmental agency that has regulatory authority over the True-Up Adjustments contemplated by the Statute.

“CPUC Regulations” means all regulations, rules, tariffs, orders and laws applicable to public utilities or ESPs, as the case may be, and promulgated by, enforced by or otherwise within the jurisdiction of the CPUC.

“Daily Remittance” has the meaning set forth in Section 6.11(d).

“Daily Remittance Date” means the date of each Daily Remittance.

“Daily Servicer’s Certificate” means a certificate, substantially in the form of Exhibit D hereto, completed and executed by a Responsible Officer pursuant to Section 3.01(b)(ii).

“DRC Charges” means, with respect to each Series of Bonds, the charges for fixed recovery amounts authorized to be billed to Consumers in respect of Recovery Property pursuant to the Financing Order and the Issuance Advice Letter relating to such Series of Bonds, as calculated pursuant to the applicable Issuance Advice Letter and each true-up mechanism advice letter filed with the CPUC pursuant to the Financing Order.

“DRC Collections” means DRC Payments that are remitted by the Servicer to the applicable Collection Account.

“DRC Effective Date” means, with respect to each Series of Bonds, the date on which the initial DRC Charge goes into effect pursuant to the terms of the Financing Order and the Issuance Advice Letter.

“DRC End Date” means, with respect to each Series of Bonds, depending on the context in which used, either:  (i) the date on which specific DRC Charges in respect of such Series of Bonds end because such DRC Charges have been replaced with revised DRC Charges or (ii) the DRC Termination Date.

“DRC Payments” means the payments made by Consumers, or by ESPs on behalf of Consumers, based on the DRC Charges.  Notwithstanding any other provision of this Agreement, DRC Payments shall not include Retained Collections.

“DRC Start Date” means, with respect to each Series of Bonds, depending on the context in which used, either:  (i) the DRC Effective Date or (ii) the date on which specific revised DRC Charges go into effect to replace previously existing DRC Charges.

“DRC Termination Date” means, with respect to each Series of Bonds, the date on which the usage of electricity will cease to give rise to DRC Charges in respect of such Series of Bonds pursuant to the terms of the Financing Order.

“ESP” means an alternative energy service provider who has entered into an ESP Service Agreement with PG&E.

“ESP Service Agreement” means an agreement between an ESP and PG&E for the provision of “direct access” service to customers in accordance with CPUC Decision 97-10-087 and subsequent decisions.

“Estimated DRC Payments” means the sum of the amounts remitted to the applicable Trustee as DRC Payments with respect to a Billing Period during the six months following such Billing Period based on the Monthly Collections Curve.

“Excess Remittance” means, with respect to each Series of Bonds, the amount, if any, calculated for a particular Monthly Remittance Date, by which all Estimated DRC Payments remitted to the Collection Account on and prior to such Monthly Remittance Date with respect to the DRC Charges billed to Consumers during the sixth preceding Billing Period exceed Actual DRC Payments received by the Servicer attributable to such Billing Period.

“Expected Amortization Schedule” means, with respect to each Series of Bonds, the Expected Amortization Schedule set forth on Exhibit G hereto, as the same may be amended from time to time pursuant to Section 4.01(a).

“Financing Order” means the order of the CPUC, Decision 04-11-015, issued on November 19, 2004, which became effective on November 29, 2004.

“Financing Order Anniversary Date” means November 19 of each year.

“Indenture” means each indenture, between the Issuer and the applicable Trustee, as the same may be amended and supplemented from time to time pursuant to which Bonds are issued.

“Initial Recovery Property” means the Recovery Property as defined in Section 1.01 of the Sale Agreement.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due.

“Issuance Advice Letter” means, with respect to each Series of Bonds, the Advice Letter filed with the CPUC in connection with and immediately prior to the issuance of that Series of Bonds.  The first Issuance Advice Letter will establish the initial DRC Charges in respect of the first Series of Bonds, and each subsequent Issuance Advice Letter will specify the initial DRC Charges in respect of additional Series of Bonds.

“Issuer” has the meaning set forth in the first paragraph hereof.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Losses” has the meaning assigned to that term in Section 5.04.

“Monthly Collections Curve” has the meaning set forth on Attachment A to Annex I hereto.

“Monthly Remittance Date” means the twentieth day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing in April, 2005.

“Monthly Servicer’s Certificate” means a certificate, substantially in the form of Exhibit C hereto, completed and executed by a Responsible Officer pursuant to Section 3.01(b)(i).

“Non-Routine True-Up Adjustment” has the meaning set forth in Section 4.01(c)(i).

“Non-Routine True-Up Mechanism Advice Letter” means an Advice Letter filed with the CPUC in accordance with the Financing Order with respect to any Non-Routine True-Up

Adjustment, pursuant to which the related Non-Routine True-Up Adjustment generally will become effective at the beginning of the first Quarter that is at least 90 days after filing.

“Officer’s Certificate” means a certificate signed by a Responsible Officer.

“Opinion of Counsel” means one or more written opinions of counsel who may be employees of or counsel to the party providing such opinion(s) of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion(s) of counsel.

“Overcollateralization Subaccount” has the meaning set forth in the applicable Indenture.

“Payment Date” means, with respect to any Series or Class, each March 25, June 25, September 25 and December 25 of each year, provided that if any such date is not a Business Day, the Payment Date shall be the Business Day immediately succeeding such date.

“PG&E” means Pacific Gas and Electric Company.

“Principal Balance” means, as of any Payment Date, the sum of the outstanding principal amount of the applicable Class or Series of Bonds.

“Projected Principal Balance” means, with respect to each Series of Bonds, as of any Payment Date, the sum of the projected outstanding principal amount of such Series of Bonds for such Payment Date set forth in the Expected Amortization Schedule.

“PU Code” means the California Public Utilities Code, as amended from time to time.

“Quarter” means each calendar quarter, specifically:

January 1 to and including March 31;

April 1 to and including June 30;

July 1 to and including September 30; and

October 1 to and including December 31.

“Quarterly Servicer’s Certificate” means a certificate, substantially in the form of Exhibit B hereto, completed and executed by a Responsible Officer pursuant to Section 4.01(d)(ii).

“Recovery Property” means the Initial Recovery Property and, from and after the applicable Subsequent Sale Date therefor, any Subsequent Recovery Property.

“Recovery Property Records” has the meaning assigned to that term in Section 5.01.

“Remittance Shortfall” means, with respect to each Series of Bonds, the amount, if any, calculated for a particular Monthly Remittance Date, by which Actual DRC Payments received by the Servicer attributable to DRC Charges billed to Consumers during the sixth preceding Billing Period exceed all Estimated DRC Payments remitted to the Collection Account on and prior to such Monthly Remittance Date with respect to such Billing Period.

“Required Capital Level” means, with respect to each Series of Bonds, 0.5 percent of the initial principal amount of such Series of Bonds.

“Required Overcollateralization Level” means, with respect to each Series of Bonds, as of any Payment Date, the amount required to be on deposit in the Overcollateralization Subaccount for such Series of Bonds as specified in the related Indenture.

“Reserve Subaccount” has the meaning set forth in the applicable Indenture.

“Responsible Officer” means the chairman of the board, the chief executive officer, the president, the vice chairman of the board, any senior vice president, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary or the controller of the Servicer.

“Retained Collections” means payments based on the DRC Charges that the Financing Order, a Tariff, an order or decision of the CPUC, or CPUC Regulations provide are to be retained by the Seller or the Servicer and not remitted to the Issuer.

“Retirement Date” means, with respect to any Series of Bonds, the later of the day on which the final distribution is made to the Trustee in respect of the last outstanding Bond of that Series and the day on which all amounts required to be paid by DRC Charges have been paid in respect of that Series.

“Routine Annual True-Up Mechanism Advice Letter” means an Advice Letter filed with the CPUC at least fifteen days prior to the end of each calendar year in respect of an annual True-Up Adjustment, substantially in the form of Exhibit E hereto.  The Routine Annual True-Up Mechanism Advice Letter will become effective on the first calendar day of the next calendar year.

“Routine Quarterly True-Up Mechanism Advice Letter” means an Advice Letter filed with the CPUC at least fifteen days prior to the end of any of the first three Quarters of each calendar year in respect of a quarterly True-Up Adjustment.  The Routine Quarterly True-Up Mechanism Advice Letter will become effective on the first calendar day of the next Quarter.

“Sale Agreement” means the Recovery Property Purchase and Sale Agreement, dated as of the date hereof, between the Seller and the Issuer, as amended and supplemented from time to time.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Seller” means Pacific Gas and Electric Company and its successors in interest to the extent permitted under the Sale Agreement or a Subsequent Sale Agreement.

“Series” means all Bonds issued on the same Series Issuance Date pursuant to the same Indenture.

“Series Issuance Date” means the date on which a Series of Bonds is issued.  The Series Issuance Date for the Series 2005-1 Bonds is February 10, 2005.

“Servicer” has the meaning set forth in the first paragraph hereof.

“Servicer Business Day” means any day other than a Saturday, a Sunday or a day (i) on which banking institutions or trust companies in New York, New York or San Francisco, California, are authorized or obligated by law, regulation or executive order to remain closed or (ii) on which the Servicer’s offices in California are closed for business.

“Servicer Default” means an event specified in Section 7.01.

“Servicing Fee” means, with respect to each Series of Bonds, the fee payable on each Payment Date to the Servicer for services rendered during the period from, but not including, the preceding Payment Date to and including the current Payment Date, determined pursuant to Section 6.06.

“Statute” means Chapter 46, California Statutes of 2004, codified at Public Utilities Code Section 848 et seq., as further amended from time to time.

“Subsequent Sale Agreement” has the meaning assigned to that term in the definition of Subsequent Recovery Property.

“Subsequent Sale Date” means any date on which Subsequent Recovery Property is sold to the Issuer pursuant to a Subsequent Sale Agreement.

“Subsequent Recovery Property” means any recovery property (as defined in Section 848 of the PU Code) created under the PU Code and the Financing Order and specifically described in the related Issuance Advice Letter and sold to the Issuer by the Seller pursuant to an agreement substantially similar to the Sale Agreement (a “Subsequent Sale Agreement”).

“Tariff” means each rate tariff filed with the CPUC pursuant to the Financing Order and the Statute relating to the DRC Charges for each Series of Bonds.

“Termination Notice” has the meaning assigned to that term in Section 7.01.

“True-Up Adjustment” means each adjustment to the DRC Charges made pursuant to the terms of the Financing Order and in accordance with Section 4.01 hereof.

“Trustee” means each Person acting as trustee under an Indenture.

“Trust Officer” means any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the related Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the relevant Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

SECTION 1.02.                 Other Definitional Provisions.

(a)                                  Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the applicable Indenture.

(b)                                 All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)                                  The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(d)                                 The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.

(e)                                  Each reference herein to the Sale Agreement, an Indenture, or any other Basic Document refers to such agreement as in effect on the Closing Date unless otherwise agreed to by the Servicer and the Issuer.

(f)                                    Any term used herein that is defined in the Statute and not otherwise defined herein shall have the meaning set forth in the Statute.

ARTICLE II

Appointment and Authorization

SECTION 2.01.                 Appointment of Servicer; Acceptance of Appointment.  Subject to Section 6.05 and Article VII, the Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement in accordance with the terms of this Agreement and applicable law.  This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

SECTION 2.02.                 Authorization.  Without limiting the generality of Section 2.01, the Servicer or its designee is hereby authorized and empowered, unless such power is revoked on account of the occurrence of a Servicer Default pursuant to Section 7.01, (i) to execute and deliver, on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Recovery Property and, after the delinquency of any Recovery Property and to the extent permitted under and in compliance with applicable law and regulations, to commence collection proceedings with respect to such Recovery Property, and (ii) to make any filings, reports, notices, and applications with, to seek any consents or authorizations from, and to participate in any proceedings before, the CPUC or any other governmental authority to the extent relating to the Recovery Property. The Issuer and the Trustee upon reasonable request therefor shall furnish the Servicer with any documents in their possession necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder

SECTION 2.03.                 Dominion and Control Over the Recovery Property.  Notwithstanding any other provision herein, the Servicer and the Issuer agree that the Issuer shall have dominion and control over the Recovery Property, and the Servicer, in accordance with the terms hereof, is acting solely as the Servicer with respect to the Recovery Property and the Recovery Property Records.  The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer in the Recovery Property, in each case unless such action is required by law or court or regulatory order.

ARTICLE III

Billing Services

SECTION 3.01.                 Duties of Servicer.  The Servicer shall have the following duties:

(a)                                  Duties of Servicer Generally.  The Servicer’s duties in general shall include management, servicing and administration of the Recovery Property; obtaining meter reads, calculating electric usage, billing, collections and posting of all payments in respect of the Recovery Property; responding to inquiries by Consumers, the CPUC, or any federal, local or other state governmental authorities with respect to the Recovery Property; delivering Bills to Consumers and ESPs, processing and depositing collections and making periodic remittances pursuant to the Financing Order and each Tariff; furnishing periodic reports to the Issuer, the Trustee and the Rating Agencies; and taking action in connection with True-Up Adjustments as set forth herein.  Certain of the duties set forth above may be performed by ESPs pursuant to ESP Service Agreements if such ESPs satisfy the creditworthiness requirements as set forth in Pacific Gas and Electric Company’s Electric Rule 22.P., “Credit Requirements.”  Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any CPUC Regulations as in effect at the time such duties are to be performed.  Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, electric usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto.

(b)                                 Reporting Functions.

(i)                                     Monthly Servicer’s Certificate.  With respect to each Series of Bonds, on or before each Monthly Remittance Date, the Servicer shall prepare and deliver to the Issuer, the Trustee and the Rating Agencies a written report substantially in the form of

Exhibit C hereto setting forth certain information relating to DRC Collections during the Collection Period preceding such Monthly Remittance Date.

(ii)                                  Daily Servicer’s Certificate.  With respect to each Series of Bonds, if the Servicer is required to remit DRC Payments on a daily basis, the Servicer shall prepare and deliver to the Issuer, the Trustee and the Rating Agencies a written report substantially in the form of Exhibit D hereto with respect to each daily remittance, in addition to the monthly reports.

(iii)                               Other Information.  With respect to each Series of Bonds, upon the reasonable request of the Issuer, the Trustee, or any Rating Agency, the Servicer shall provide to such Issuer, Trustee, or Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the applicable Recovery Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law for the Issuer, the Trustee or the Rating Agency to monitor the performance by the Servicer hereunder.  In addition, so long as any of the Bonds of any Series are outstanding, the Servicer shall provide the Issuer and the applicable Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the applicable DRC Charges.

(iv)                              Preparation of Reports to be Filed With the SEC.  The Servicer shall prepare any reports required to be filed by the Issuer under the securities laws, including but not limited to a copy of each Quarterly Servicer’s Certificate described in Section 4.01(d)(ii).

SECTION 3.02.                 Servicing and Maintenance Standards.  The Servicer shall (a)  manage, service, administer and make collections in respect of the Recovery Property with reasonable care and in material compliance with applicable law, including all applicable CPUC Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities for its own account and, if applicable, for others; (b)  follow customary standards, policies and procedures for the industry in performing its duties as Servicer; (c)  use all reasonable efforts, consistent with its customary servicing procedures, to enforce the rights of the Issuer and the Trustee in respect of the Recovery Property; and (d)  comply in all material respects with all laws and regulations applicable to and binding on it relating to the Recovery Property.  The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Recovery Property, which, in the Servicer’s judgment, may include the taking of legal action.

SECTION 3.03.                 Certificate of Compliance.  With respect to each Series of Bonds, the Servicer shall deliver to the Issuer, the Trustee, the CPUC and the Rating Agencies on or before September 30 of each year, commencing September 30, 2005 to and including the September 30 succeeding the Retirement Date, an Officer’s Certificate substantially in the form of Exhibit A hereto (a “Certificate of Compliance”), stating that:  (i) a review of the activities of the Servicer during the twelve months ended the preceding June 30 (or, in the case of the first Certificate of Compliance to be delivered on or before September 30, 2005, the period of time from the Closing Date until June 30, 2005) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under this Agreement throughout such twelve months (or, in the case of the Certificate of Compliance to be delivered on or before September 30, 2005, the period of time from the Closing Date until June 30, 2005), or, if there has been a default in the fulfillment of any such material obligation, specifying each such material default known to such officer and the nature and status thereof.

SECTION 3.04.                 Annual Report by Independent Public Accountants.

(a)                                  With respect to each Series of Bonds, the Servicer shall cause a firm of independent certified public accountants (which may provide other services to the Servicer or the Seller) to prepare, and the Servicer shall deliver to the Issuer, the Trustee, the CPUC and the Rating Agencies, a report addressed to the Servicer (the “Annual Accountant’s Report”), which may be included as part of the Servicer’s customary auditing activities, for the information and use of the Issuer and the Trustee, on or before September 30 of each year, beginning September 30, 2005 to and including the September 30 succeeding the Retirement Date, to the effect that such firm has performed certain procedures in connection with the Servicer’s compliance with its obligations under this Agreement during the preceding twelve months ended June 30 (or, in the case of the first Annual Accountant’s Report to be delivered on or before September 30, 2005, the period of time from the Closing Date until June 30, 2005), identifying the results of such procedures and including any exceptions noted.  In the event such accounting firm requires the Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.

(b)                                 The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

ARTICLE IV

Services Related to True-Up Adjustments

SECTION 4.01.                 Periodic True-Up Adjustments.  With respect to each Series of Bonds, from time to time, until the Retirement Date, the Servicer shall identify the need for True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

(a)                                  Expected Amortization Schedule.  The initial Expected Amortization Schedule for the initial Series of Bonds is attached hereto as Exhibit G.  In connection with the issuance by the Issuer of any additional Series of Bonds after the Closing Date, the Servicer, on or prior to the Series Issuance Date therefor, shall revise Exhibit G to add the Expected Amortization Schedule relating to each new Series of Bonds setting forth, as of each Payment Date through the scheduled retirement of that Series of Bonds, the aggregate principal amounts of the Bonds of that Series, expected to be outstanding on such Payment Date.

(b)                                 Routine True-Up Adjustments and Yearly Filings.

(i)                                     Routine Yearly True-Up Adjustments and Filings.

(1)                                  Each year on or immediately before the Annual Adjustment Filing Date with respect to each Series of Bonds, the Servicer shall:  (A) estimate collections through the December 31 immediately following such Annual Adjustment Filing Date and through December 31 of the year following the year of such Annual Adjustment Filing Date; (B) update the assumptions underlying the DRC Charges, including electric usage volume projected to be sold to Consumers (exclusive of usage relating to any Retained Collections), the rate of delinquencies and write-offs, the amount of any Retained Collections that will be withheld or become eligible to be remitted to the Trustee during the period, to the extent known, estimated expenses and fees of the Issuer, to the extent not fixed, and the Monthly Collections Curve; (C) determine the revised DRC Charges that, together with any funds on deposit in the Reserve Subaccount, would:  (1) cause all accrued and unpaid interest to be paid in full and the Principal Balance to equal the Projected Principal Balance, (2) cause the balance in the Overcollateralization Subaccount to equal the Required Overcollateralization Level, (3) restore the balance in the Capital Subaccount to the Required Capital Level and (4) cause all other fees, expenses and indemnities of the Issuer to be paid, in each case within twelve months after such revised DRC Charges go into effect (and with respect to any True-Up Adjustments occurring after the last Scheduled Maturity Date for that Series, determine the revised DRC Charges that would be sufficient to retire the unpaid Principal Balance of that Series within the earlier of (x) the end of the then current calendar year and (y) the last Final Legal Maturity Date for that Series); (D) file a Routine Annual True-Up Mechanism Advice Letter with the CPUC, substantially in the form attached hereto as Exhibit E, to notify the CPUC of the DRC Charges for the coming year; and (E) take all reasonable actions and make all reasonable efforts to secure such True-Up Adjustment and to enforce the provisions of the Statute which obligate the CPUC to approve rates at levels sufficient to recover the DRC Payments in accordance with the Expected Amortization Schedule.

(2)                                  Each year on or immediately before November 4 of such year, which is the date that is fifteen days before the Financing Order Anniversary Date, commencing on November 4, 2005 (or if such date is not a Servicer Business Day, on the Servicer Business Day immediately preceding such date), the Servicer shall:  (A) estimate collections through the end of the Quarter in which the Financing Order Anniversary Date occurs; (B) if required by the Servicer in its judgment or found to be necessary by the CPUC, update the assumptions underlying the DRC Charges, including electric usage volume projected to be sold to Consumers (exclusive of usage relating to Retained Collections), the rate of delinquencies and write-offs, the amount of any Retained Collections that will be withheld or will become eligible to be remitted to the Trustee during the period, to the extent known, and estimated expenses and fees of the Issuer to the extent not fixed; (C) if required by the Servicer in its judgment or found to be necessary by the CPUC, determine the revised DRC Charges that, together with any funds on deposit in the Reserve Subaccount, would: (1) cause all accrued and unpaid interest to be paid in full and the Principal Balance to equal the Projected Principal Balance, (2) cause the balance in the Overcollateralization Subaccount to equal the

Required Overcollateralization Level, (3) restore the balance in the Capital Subaccount to the Required Capital Level and (4) cause all other fees, expenses and indemnities of the Issuer to be paid, in each case within twelve months after such revised DRC Charges go into effect (and with respect to any True-Up Adjustments occurring after the last Scheduled Maturity Date for that Series, determine the revised DRC Charges that would be sufficient to retire the unpaid Principal Balance of that Series within the earlier of (x) the end of the then current calendar year and (y) the last Final Legal Maturity Date for that Series); (D) file an Anniversary True-Up Mechanism Advice Letter with the CPUC, substantially in the form attached hereto as Exhibit F; and (E) take all reasonable actions and make all reasonable efforts to secure the resulting True-Up Adjustment (if such an adjustment is sought by the Servicer or found to be necessary by the CPUC) and to enforce the provisions of the Statute which obligate the CPUC to approve rates at levels sufficient to recover the DRC Payments in accordance with the Expected Amortization Schedule.

(3)                                  In the case of a True-Up Adjustment pursuant to a Routine Annual True-Up Mechanism Advice Letter, the Servicer shall implement the revised DRC Charges, if any, as of the first day of the following calendar year.

(4)                                  In the case of a True-Up Adjustment required by the Servicer in its judgment or found to be necessary by the CPUC pursuant to an Anniversary True-Up Mechanism Advice Letter, the Servicer shall implement the revised DRC Charges, if any, within 90 days of the anniversary of the issuance of the Financing Order.

(ii)                                  Routine Quarterly True-Up Adjustments.

(1)                                  The Servicer may file Routine Quarterly True-Up Mechanism Advice Letters.  Except as provided in Sections 4.01(b)(ii)(2) 4.01(b)(ii)(3) and 4.01(b)(ii)(4), the Servicer shall not be obligated to file Routine Quarterly True-Up Mechanism Advice Letters.

(2)                                  If the Issuance Advice Letter with respect to that Series of Bonds provides that the Servicer will file Routine Quarterly True-Up Mechanism Advice Letters, then the Servicer shall make such filings in accordance with the Financing Order.

(3)                                  With respect to the Series 2005-1 Bonds, the Servicer shall file a Routine Quarterly True-Up Mechanism Advice Letter no later than fifteen days before the end of any of the first three Quarters of each calendar year if the outstanding principal balance of the Series 2005-1 Bonds as of the Payment Date occurring in that Quarter, after giving effect to payments made on such Payment Date, is projected to be 5% or more greater than the scheduled principal balance specified in the Expected Amortization Schedule for such Payment Date.

(4)                                  If the principal amount of that Series of Bonds remains outstanding after the last Scheduled Maturity Date for such Series, the Servicer shall file Routine Quarterly True-Up Mechanism Advice Letters until all Classes of Bonds of such Series and other amounts to be paid from DRC Charges relating to such Series have been paid in full.  Each such Routine Quarterly True-Up Mechanism Advice Letter shall request adjustments to the DRC Charges projected to pay all amounts required to be paid by such DRC Charges by the earlier of the end of the then current calendar year or the latest Final Legal Maturity Date for that Series of Bonds.

(c)                                  Non-Routine True-Up Adjustments.

(i)                                     Whenever the Servicer determines that the existing model for calculating the DRC Charges should be amended or revised, the Servicer shall file a Non-Routine True-Up Mechanism Advice Letter with the CPUC designating the adjustments to the model and any corresponding adjustments to the DRC Charges (collectively, a “Non-Routine True-Up Adjustment”).

(ii)                                  The Servicer shall take all reasonable actions and make all reasonable efforts to secure any Non-Routine True-Up Adjustments.

(iii)                               The Servicer shall implement any resulting adjustments to the model and any resulting revised DRC Charges as of the first day of the Quarter that begins at least 90 days after the Non-Routine True-Up Mechanism Advice Letter is filed.

(d)                                 Reports.

(i)                                     Notification of Advice Letter Filings and True-Up Adjustments.  Whenever the Servicer files an Advice Letter with the CPUC, the Servicer shall send a copy of such filing (together with a copy of all notices and documents which, in the Servicer’s reasonable judgment, are material to the adjustments effected by such Advice

Letter) to the Issuer, the Trustee and the Rating Agencies concurrently therewith.  If any True-Up Adjustment requested in any such Advice Letter filing does not become effective on the applicable date as provided by the Financing Order, the Servicer shall notify the Issuer, the Trustee and the Rating Agencies by the end of the second Servicer Business Day after such applicable date.

(ii)                                  Periodic Servicer’s Certificate.  Not later than the Monthly Remittance Date immediately prior to each Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit B hereto to the Issuer, the Trustee and the Rating Agencies.

(iii)                               Bill Presentation and Notices to Consumers:

(A)                              After each revised DRC Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, only to the extent and in the manner and time frame required by applicable CPUC Regulations, if any, cause to be prepared and delivered to Consumers a notice announcing such revised DRC Charges.

(B)                                The Servicer may combine the amounts of all of the DRC Charges for all Series of Bonds and the Energy Recovery Bond Balancing Account (ERBBA) charge authorized by the Financing Order (collectively, the “Bond Charges”) into a single line item on Consumers’ bills, titled “Energy Cost Recovery Amount,” and the back of Consumers’ bills shall have a definition of the “Energy Cost Recovery Amount” that states substantially as follows, subject to future CPUC Regulations:

Energy Cost Recovery Amount:  These charges are approved by the CPUC and authorized by California Public Utilities Code Section 848 et seq.  The purpose of these charges is to pay the principal, interest, and other costs associated with Energy Recovery Bonds (Bonds) that were issued by a Special Purpose Entity (SPE).  One of these charges is the Dedicated Rate Component (DRC), which is $0.00XXX per kWh.  The right to receive DRC revenues has been transferred to the SPE and does not belong to PG&E.  This right is called Recovery Property.  PG&E collects the DRC on behalf of the SPE, which uses these funds to pay Bond principal, interest, and other Bond related costs.  The SPE transferred the net Bond proceeds to PG&E to purchase Recovery Property from PG&E.  PG&E used the proceeds from the sale of Recovery Property to refinance its bankruptcy Regulatory Asset, which was established by the Commission to help finance PG&E’s emergence from bankruptcy.

(C)                                Except to the extent that applicable CPUC Regulations make the Applicable ESP responsible for such costs, the Servicer shall pay from its own funds all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

(iv)                              ESP Reports.  The Servicer shall provide to the Rating Agencies any publicly available reports filed by the Servicer with the CPUC (or otherwise made publicly available by the Servicer) relating to ESPs and any other non-confidential and non-proprietary information relating to ESPs reasonably requested by the Rating Agencies.

SECTION 4.02.                 Limitation of Liability.

(a)                                  The Issuer and the Servicer expressly agree and acknowledge that:

(i)                                     In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the Servicer hereunder.

(ii)                                  Neither the Servicer nor the Issuer is responsible in any manner for, and shall have no liability whatsoever as a result of any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the

Servicer’s failure to file the applications required by Section 4.01 in a timely and correct manner or other breach by the Servicer of its duties under this Agreement), by the CPUC in any way related to the Recovery Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment, or the approval of any revised DRC Charges and the scheduled adjustments thereto.

(iii)                               The Servicer shall have no liability whatsoever relating to the calculation of any revised DRC Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected electric usage volume, the rate of delinquencies and write-offs and the amount of any Retained Collections, so long as the Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Bondholders, not receiving any payment, amount or return anticipated or expected or in respect of any Bond generally, except only to the extent that the same is caused by the Servicer’s gross negligence, willful misconduct or bad faith.

(b)                                 Notwithstanding the foregoing, the Servicer hereby acknowledges that the terms of this Section 4.02 are not intended to, and shall not, relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

ARTICLE V

The Recovery Property

SECTION 5.01.                 Custody of Recovery Property Records.  To assure uniform quality in servicing the Recovery Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as custodian of any and all documents and records that the Seller shall keep on file, in accordance with its customary procedures, relating to the Recovery Property, including copies of the Financing Order and Advice Letters relating thereto and all documents filed with the CPUC in connection with any True-Up Adjustment (collectively, the “Recovery Property Records”), which are hereby constructively delivered to the applicable Trustee, as pledgee of the Issuer (or, in the case of the Subsequent Recovery Property, will as of the applicable Subsequent Sale Date be constructively delivered to the applicable Trustee, as pledgee of the Issuer) with respect to all Recovery Property.

SECTION 5.02.                 Duties of Servicer as Custodian.

(a)                                  Safekeeping.  The Servicer shall hold the Recovery Property Records and maintain such accurate and complete accounts, records and computer systems pertaining to the Recovery Property Records as shall enable the Servicer to comply with this Agreement.  In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others.  The Servicer shall promptly report to the Issuer and the applicable Trustee any failure on its part to hold the Recovery Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.  Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or any Trustee of the Recovery Property Records.  The Servicer’s duties to hold the Recovery Property Records as set forth in this Section 5.02, to the extent such Recovery Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate three years after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII hereof and (ii) no Bonds of any Series are outstanding.

(b)                                 Maintenance of and Access to Records.  The Servicer shall maintain the Recovery Property Records at 77 Beale Street, San Francisco, California or at such other office as shall be specified to the Issuer and the applicable Trustee by written notice at least 30 days prior to any change in location.  The Servicer shall make available for inspection to the Issuer and the applicable Trustee or their respective duly authorized representatives, attorneys or auditors the Recovery Property Records at such times during normal business hours as the Issuer or the applicable Trustee shall reasonably request and which do not unreasonably interfere with the Servicer’s normal operations.  Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any CPUC Regulations) prohibiting disclosure of information regarding the Consumers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c)                                  Release of Documents.  Upon instruction from the applicable Trustee and subject to Section 6.08, the Servicer shall release any Recovery Property Records to the applicable Trustee, the Trustee’s agent or the Trustee’s designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

(d)                                 Defending Recovery Property Against Claims.  The Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary (i) to block or overturn any attempts to cause a repeal, modification or supplement to the Statute or the Financing Order or the rights of holders of Recovery Property by legislative enactment, voter initiative or constitutional amendment that would be materially adverse to Bondholders and (ii) to compel performance by the CPUC or the State of California of any of their obligations or duties under the PU Code, the Financing Order or any Advice Letter.  The costs of any such action shall be payable from DRC Collections with respect to all Series of Bonds as an Operating Expense in accordance with the priorities set forth in Section 8.02(d) of each Indenture.  The Servicer’s obligations pursuant to this Section 5.02 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to Section 8.02(d) of the applicable Indenture may be delayed (it being understood that the Servicer may be required to advance its own funds to satisfy its obligations hereunder).

(e)                                  Seeking to Prevent Expansion of Exemptions.  The Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to prevent the granting by the State of California or the CPUC, after the Closing Date, of any material exemptions from the obligation to pay DRC Charges that are not expressly provided for in the Statute, other than an exemption for the Bay Area Rapid Transit District, and that violate the State Pledge or any other obligations of the State of California or the CPUC under the Statute.  The Servicer shall have no obligations under this paragraph if it is not being reimbursed on a current basis for its costs and expenses in taking such actions, and shall not be required to advance its own funds to satisfy its obligations hereunder.

SECTION 5.03.                 Effective Period and Termination.  The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section.  If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the

Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be simultaneously terminated automatically.

SECTION 5.04.                 General Indemnification of Trustee.  The Servicer hereby agrees to indemnify and hold harmless each Trustee and its directors, officers, employees and agents from and against any and all liabilities, obligations, losses, damages, payments, claims, costs or expenses of any kind whatsoever (collectively, “Losses”) incurred by or asserted against any such Person as a result of or in connection with the transactions contemplated by this Agreement or any Basic Document, other than any Loss incurred by reason or result of the negligence or willful misconduct of such Trustee.  The obligations of the Servicer set forth in this Section shall survive the termination of this Agreement or the earlier resignation or removal of such Trustee under the Indenture.

ARTICLE VI

The Servicer

SECTION 6.01.                 Representations and Warranties of Servicer.  The Servicer makes the following representations and warranties, as of the Closing Date, as of each Subsequent Sale Date relating to the sale of Subsequent Recovery Property pursuant to a Subsequent Sale Agreement, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Trustee are deemed to have relied in entering into this Agreement relating to the servicing of the Recovery Property.  The representations and warranties shall survive the execution and delivery of this Agreement and the pledge thereof to the applicable Trustee pursuant to the applicable Indenture.

(a)                                  Organization and Good Standing.  The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the requisite corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and to execute, deliver and carry out the terms of this Agreement.

(b)                                 Due Qualification.  The Servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Recovery Property as required by this Agreement) requires such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or adversely affect the servicing of the Recovery Property).

(c)                                  Power and Authority.  The Servicer has the requisite power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance by the Servicer of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

(d)                                 Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e)                                  No Violation.  The consummation by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a material default under, the articles of incorporation or bylaws of the Servicer, or any indenture, material agreement or other instrument to which the Servicer is a party or by which it or any of its property is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument other than the Basic Documents or any lien created pursuant to the Statute, the Financing Order, or the Issuance Advice Letter; nor violate any existing law or any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

(f)                                    No Proceedings.  There are no proceedings or investigations pending or, to the Servicer’s best knowledge, threatened, against the Servicer, before any court, Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer’s knowledge, any other Person:  (i) asserting (A) the invalidity of this Agreement, or (B) the invalidity of the Indenture, any of the other Basic Documents or the Bonds, (ii) seeking to prevent the issuance of the Bonds or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) that would have an outcome that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement, the Indenture, any of the other Basic Documents or the Bonds or (iv) relating to the Servicer and that might adversely affect the Federal or State of California income or franchise tax attributes of the Bonds.

(g)                                 Approvals.  No approval, authorization, consent, order or other action of, or filing with, any court, Federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made and those that the Servicer is required to make in the future pursuant to Article IV hereof.

(h)                                 Collections Curve.  The Monthly Collections Curve used in connection with Attachment A to Annex I hereto is accurate in all material respects, and the future delivery of each revised Monthly Collections Curve shall constitute a representation and warranty that each such revised Monthly Collections Curve is accurate in all material respects.

(i)                                     Assumptions.  The assumptions set forth in Attachment A to Annex I hereto are reasonable based upon historical performance and will be reasonable at any time that they are changed by the Servicer.

(j)                                     Reports and Certificates.  Each report and certificate delivered in connection with an Advice Letter will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects or, to the extent that any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance and the facts known to the Servicer on the date such report or certificate was or is delivered.

SECTION 6.02.                 Indemnities of Servicer; Release of Claims.

(a)                                  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

(b)                                 The Servicer shall indemnify the Issuer, each Trustee for itself and on behalf of the applicable Bondholders, and each of the respective officers, directors, employees and agents of the Issuer and each Trustee for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Agreement or the Servicer’s reckless disregard of its obligations and duties under this Agreement or (ii) the Servicer’s breach of any of its representations or warranties in this Agreement; provided, however, that the Servicer will not be liable for any Losses resulting from the willful misconduct or negligence or breach of a representation or warranty in any of the Basic Documents by the party seeking indemnification.

(c)                                  Indemnification under Section 6.02(b) shall survive the resignation or removal of the Trustee or the termination of this Agreement and shall include reasonable fees and expenses of investigation and litigation (including reasonable attorneys fees and expenses).

SECTION 6.03.                 Merger or Consolidation of, or Assumption of the Obligations of, Servicer.  Any Person (a) into which the Servicer may be merged or consolidated and that succeeds to all or substantially all of the electric distribution business of the Servicer, (b) that results from the division of the Servicer into two or more entities and succeeds to all or substantially all of the electric distribution business of the Servicer, (c) that may result from any merger or consolidation to which the Servicer shall be a party and succeeds to all or substantially all of the electric distribution business of the Servicer, or (d) that may otherwise succeed to all or substantially all of the electric transmission or distribution business of the Servicer, shall be the successor to the Servicer under this Agreement; provided, however, that (i) such successor must execute an agreement of assumption to perform every obligation of the Servicer hereunder, (ii) immediately after giving effect to such transaction, no Servicer Default and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (iii) the Servicer shall have delivered to the Issuer, each Trustee and the Rating Agencies an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption complies with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (iv) prior written notice shall have been delivered to the Rating Agencies.  Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i) and (ii) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b), (c) and (d) above.  If all the conditions to any such assumption are met, then the prior Servicer will automatically be released from all of its obligations under this Agreement other than indemnification obligations relating to acts or omissions of the prior Servicer prior to such release.

SECTION 6.04.                 Limitation on Liability of Servicer and Others.  Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be liable to the Issuer, any Trustee, the Bondholders or any other Person, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be related to or incidental to its duties to service the Recovery Property in accordance with this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 6.05.                 Pacific Gas and Electric Company Not to Resign as Servicer.  Subject to the provisions of Section 6.03, Pacific Gas and Electric Company shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon either (a) a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or (b) satisfaction of the following: (i) the Rating Agency Condition shall have been satisfied and (ii) the CPUC shall have approved such resignation pursuant to Section 8.12.  Notice of any such determination permitting the resignation of Pacific Gas and Electric Company pursuant to clause (a) shall be communicated to the Issuer, each Trustee and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and each Trustee, with a copy to the CPUC, concurrently with or promptly after such notice.  No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of Pacific Gas and Electric Company in accordance with Section 7.02.

SECTION 6.06.                 Servicing Compensation.

(a)                                  In consideration for its services hereunder, until the Retirement Date, the Servicer shall receive a fee (the “Servicing Fee”) with respect to each Series of Bonds quarterly on each Payment Date in an amount equal to one-fourth of 0.09 percent of the initial aggregate principal balance of such Series of Bonds.  The Servicer also shall be entitled to retain as additional compensation (i) any net interest earnings on DRC Payments received by the Servicer and invested by the Servicer pursuant to Section 6(d) of Annex I hereto during each Collection Period prior to remittance to the applicable Collection Account and (ii) all late payment charges, if any, collected from Consumers or ESPs, to the extent available.

(b)                                 The Servicing Fee set forth in Section 6.06(a) above shall be paid to the Servicer by the applicable Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(d) of the applicable Indenture, by wire transfer of immediately available funds from the applicable Collection Account to an account designated by the Servicer.  Any portion of the Servicing Fee not paid on such date shall be added to the Servicing Fee payable on the subsequent Payment Date.

(c)                                  Except as provided in Sections 5.02(d) and 5.02(e), the Servicer shall be required to pay from its own account all expenses incurred by it in connection with its activities hereunder (including any fees to and disbursements by accountants, counsel, or any other Person, any taxes imposed on the Servicer and any expenses incurred in connection with reports to Bondholders) out of the compensation retained by or paid to it pursuant to this Section 6.06, and shall not be entitled to any extra payment or reimbursement therefor.  In no event, however, shall the Servicer pay any fees or expenses of professional service firms or other third parties for services or goods provided to the Issuer including, but not limited to, accounting services and legal services, even if such services are procured by the Servicer.

SECTION 6.07.                 Compliance With Applicable Law.  The Servicer covenants and agrees, in servicing the Recovery Property, to comply with all laws applicable to, and binding upon, the Servicer and relating to such Recovery Property the noncompliance with which would have a material adverse effect on the value of the Recovery Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

SECTION 6.08.                 Access to Certain Records and Information Regarding Recovery Property.  The Servicer shall provide to the applicable Bondholders and the applicable Trustee access to the Recovery Property Records in its possession in such cases where the Bondholders and the Trustee shall be required by applicable law to be provided access to such records.  Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the respective offices of the Servicer.  Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law (including any CPUC Regulation) prohibiting disclosure of information regarding the Consumers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section or any other provision of this Agreement.

SECTION 6.09.                 Appointments.  The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that (a) if such Person is not an affiliate of the Servicer, the Rating Agency Condition shall have been satisfied in connection therewith and (b) the CPUC shall have approved such appointment pursuant to any CPUC Regulations to the extent required by law; provided further that the Servicer shall remain obligated and be liable to the Issuer, the applicable Trustee and the applicable Bondholders for the servicing and administering of the Recovery Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Recovery Property; and provided further, however, that nothing herein shall preclude the execution by the Servicer of an ESP Service Agreement with ESPs.  The fees and expenses of such Person shall be as agreed between the Servicer and such Person from time to time and none of the Issuer, any Trustee, the Bondholders or any other Person shall have any responsibility therefor or right or claim thereto.  Any such appointment shall not constitute a Servicer resignation under Section 6.05.

SECTION 6.10.                 No Servicer Advances.  The Servicer shall not make any advances of interest or principal on the Bonds.

SECTION 6.11.                 Remittances.

(a)                                  Subject to clause (d) below, on each Monthly Remittance Date, with respect to each Series of Bonds, the Servicer shall cause to be made a wire transfer of immediately available funds equal to the Aggregate Monthly Remittance Amount for the applicable Collection Period to the Trustee for deposit to the General Subaccount of the Collection Account.  Prior to each remittance to the General Subaccount of the Collection Account pursuant to this Section, the Servicer shall provide written notice to the Trustee of each such remittance (including the exact dollar amount to be remitted).

(b)                                 The Servicer agrees and acknowledges that it holds all DRC Payments collected by it for the benefit of the Issuer and that all DRC Payments collected by it will be remitted by the Servicer in accordance with this Section without any surcharge, fee, offset, charge or other deduction except (i) as set forth in clauses (c), (d), (e) or (f) below and (ii) for late fees permitted by Section 6.06.  The Servicer further agrees not to make any claim to reduce its obligation to remit all DRC Payments collected by it in accordance with this Agreement except (i) as set forth in clauses (c), (d), (e) or (f) below and (ii) for late fees permitted by Section 6.06.

(c)                                  If on any Monthly Remittance Date there is an Excess Remittance with respect to any Series, the Servicer shall be entitled either (i) to reduce the amount that the Servicer remits to the General Subaccount of the Collection Account for that Series on such Monthly Remittance Date by the amount of such Excess Remittance, the amount of such reduction becoming the property of the Servicer or (ii) immediately to be paid from the Collection Account for that Series or any subaccount therein the amount of such Excess Remittance, such payment becoming the property of the Servicer.  If on any Monthly Remittance Date there is a Remittance Shortfall with respect to any Series, the amount that the Servicer remits to the General Subaccount of the Collection Account for that Series on such Monthly Remittance Date will be increased by the amount of such Remittance Shortfall, such increase coming from the Servicer’s own funds.

(d)                                 Notwithstanding the foregoing clauses (a), (b) and (c), during any period in which either (i) a Servicer Default  has occurred and is continuing or (ii) the Servicer’s short-term debt ratings are not  A-1 or better by Standard & Poor’s, P-1 or better by Moody’s and F1 or better by Fitch, the Servicer shall, with respect to each Series of Bonds, remit to the Trustee for deposit to the General Subaccount of the Collection Account by wire transfer of immediately available funds the total DRC Payments estimated to have been received by the Servicer from

Consumers on a given Servicer Business Day in respect of all previously billed DRC Charges within two Servicer Business Days of receipt thereof by the Servicer (the “Daily Remittance”).

(e)                                  On or before each Monthly Remittance Date during any period when Daily Remittances are required, the Servicer shall, with respect to each Series of Bonds, compare the amount of Daily Remittances remitted during the preceding Collection Period with the amount that would have been remitted for that month based on the Monthly Collections Curve (the “Required Monthly Remittance”), and (i) if the aggregate amount of Daily Remittances is greater than the Required Monthly Remittance, the Servicer shall reduce the amount that the Servicer remits to the General Subaccount of the Collection Account on such Monthly Remittance Date and any subsequent date by the amount of such excess, the amount of such reduction becoming the property of the Servicer and (ii) if the aggregate amount of Daily Remittances is less than the Required Monthly Remittance, the amount that the Servicer remits to the General Subaccount of the Collection Account on such Monthly Remittance Date will be increased by the amount of such shortfall, such increase coming from the Servicer’s own funds.

(f)                                    On or before each Monthly Remittance Date during any period when Daily Remittances are required, the Servicer shall, with respect to each Series of Bonds, calculate the amount of any Remittance Shortfall or Excess Remittance and follow the procedures set forth in clause (c) above with respect to any such Remittance Shortfall or Excess Remittance, provided that if an Excess Remittance exists, the Servicer shall reduce the amount of each Daily Remittance (beginning with the Daily Remittance occurring on the Monthly Remittance Date) by the outstanding amount of such Excess Remittance until the balance of the Excess Remittance has been reduced to zero.

(g)                                 Any amounts collected by the Servicer that represent partial payments of the total amount billed to Consumers will be allocated between the Issuer and PG&E, based on the ratio of the billed amount for the DRC Charges for all Series of Bonds to the total billed amount.  If such amounts are billed and collected by the Servicer for an ESP pursuant to a consolidated billing arrangement, payment shortfalls resulting from partial payments by Consumers shall be allocated proportionally between charges owing to or collected by the Servicer or PG&E (including the DRC Charge for all Series of Bonds) and amounts owing to the ESP, based on the ratio of the amounts due from Consumers as billed by the Servicer; provided, however, that when the Servicer evaluates a delinquent residential service account for service termination, partial payments may, to the extent permitted by a CPUC Regulation, be allocated first to delinquent disconnectable charges (including the DRC Charge for all Series of Bonds) and then to delinquent ESP charges.

(h)                                 Notwithstanding any other provision of this Agreement, the Servicer shall not be obligated to remit to the Issuer, any Trustee, or any other person or entity, or to hold in trust, any Retained Collections.  If at any time, an order or decision of the CPUC shall provide that any Retained Collections retained by the Servicer are required to be delivered to the Issuer or a Trustee, then the Servicer shall pay such amounts to the applicable Trustee promptly after such order or decision becomes final and non-appealable.

ARTICLE VII

Default

SECTION 7.01.                 Servicer Default.  If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a)                                  any failure by the Servicer to remit to the applicable Trustee for deposit in the Collection Account for the applicable Series any required remittance for a Series of Bonds that shall continue unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Issuer or the Trustee or after discovery of such failure by an officer of the Servicer; or

(b)                                 any failure by the Servicer to duly perform its obligations to make DRC Charge true-up adjustment filings for any Series of Bonds in the time and manner set forth in this Agreement, which failure continues unremedied for a period of five Business Days after written notice of that failure is received by the Servicer from the Issuer or the applicable Trustee;

(c)                                  any failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement (including Section 4.01) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of Bondholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Issuer or (B) to the Servicer by any Trustee or by the Holders of Bonds evidencing not less than 25 percent of the Outstanding Amount of the Bonds of all Series; or

(d)                                 any representation or warranty made by the Servicer in this Agreement shall prove to have been incorrect when made, that has a material adverse effect on the Issuer or the Bondholders and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer by the Issuer or any Trustee; or

(e)                                  an Insolvency Event occurs with respect to the Servicer or the Seller; then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the applicable Trustee, or the Holders of Bonds evidencing not less than a majority of the

Outstanding Amount of the Bonds of each affected Series, by notice then given in writing to the Servicer (and to the applicable Trustee if given by the Bondholders) (a “Termination Notice”) may terminate all the rights and obligations of the Servicer under this Agreement with respect to that Series, subject to compliance with Section 7.02.  In addition, upon a Servicer Default described in Section 7.01(a), each of the following shall be entitled to apply to the CPUC for sequestration and payment of revenues arising with respect to the Recovery Property:  (i) the holders of any Bonds and any Trustee or representative thereof as beneficiaries of any statutory or other lien provided or permitted by the PU Code; (ii) the Issuer or its assignees; or (iii) pledgees or transferees, including transferees under Section 848.4 of the PU Code, of the Recovery Property.  On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Bonds, the Recovery Property, the DRC Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the applicable Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Recovery Property Records and related documents, or otherwise.  The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and each Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Recovery Property or the DRC Charges.  All reasonable costs and expenses

(including reasonable attorneys fees and expenses) incurred in connection with transferring the Recovery Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

SECTION 7.02.                 Appointment of Successor.

(a)                                  Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below.  In the event of the Servicer’s termination hereunder, the Issuer shall appoint a successor Servicer with the applicable Trustee’s prior written consent thereto (which consent shall not be unreasonably withheld) and the written approval of the CPUC pursuant to Section 8.12, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the applicable Trustee.  If within 30 days after the delivery of the Termination Notice, the Issuer shall not have obtained such a new Servicer, the applicable Trustee may petition the CPUC or a court of competent jurisdiction to appoint a successor Servicer under this Agreement.  A Person shall qualify as a successor Servicer only if (i) such Person is permitted under CPUC Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied and (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement.

(b)                                 Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

SECTION 7.03.      Waiver of Past Defaults.  The Holders of Bonds evidencing not less than a majority of the Outstanding Amount of the Bonds of each Series may, on behalf of all Bondholders of that respective Series, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the applicable Trustee for deposit to the Collection Account in accordance with this Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 7.04.      Notice of Servicer Default.  The Servicer shall deliver to the Issuer, each Trustee, the CPUC and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers’ Certificate of any event that with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01(a) or (b).

ARTICLE VIII

Miscellaneous Provisions

SECTION 8.01.      Amendment.

(a)           This Agreement may be amended in writing by the Servicer and the Issuer with the prior written consent of the CPUC pursuant to Section 8.12 and the prior written consent of each Trustee, which consent of each Trustee will not be unreasonably withheld, delayed or conditioned, and upon satisfaction of the Rating Agency Condition, but without the consent of any of the Bondholders, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement, (ii) to add additional Recovery Property and Series of Bonds under this Agreement or (iii) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Bondholders; provided, however, that any such amendment pursuant to clause (iii) shall not, as evidenced by an Officer’s Certificate delivered to the Issuer and each Trustee, adversely affect in any material respect the interests of any Bondholder.  For purposes of this paragraph (a), any amendment that increases the Servicing Fee payable to a successor Servicer shall not be treated as adversely affecting the interests of any Bondholder so long as the Servicing Fee is within the range approved in the Financing Order.

(b)           This Agreement may also be amended in writing from time to time by the Servicer and the Issuer with prior written notice given to the Rating Agencies and the prior written consent of the CPUC pursuant to Section 8.12, the applicable Trustee and Holders of Bonds evidencing not less than a majority of the Outstanding Amount of the Bonds of each Series affected by any such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Bondholders of such Series; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, DRC Collections or (ii) reduce the aforesaid percentage of the Outstanding Amount of any Series of Bonds, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Bonds of each such Series.

Promptly after the execution of any such amendment and the requisite consents, the Issuer shall furnish written notification of the substance of such amendment to the applicable Trustee and each of the Rating Agencies.

It shall not be necessary for the consent of Bondholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(c)           Prior to its consent to any amendment to this Agreement, any Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that such amendment is authorized or permitted by this Agreement.  Each Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(d)           Notwithstanding Sections 8.01(a) or 8.01(b), or anything to the contrary in this Agreement, the Servicer and the Issuer may amend Annex I to this Agreement in writing with prior written notice given to each Trustee, the CPUC and the Rating Agencies, but without the consent of any Trustee, the CPUC, any Rating Agency or any Bondholder, solely to address changes to the Servicer’s method of calculating DRC Payments received as a result of changes to the Servicer’s current computerized customer information system; provided that any such amendment shall not have or cause a material adverse effect on the Bondholders.

SECTION 8.02.      Accounts and Records.

(a)           The Servicer shall maintain separate accounts and records as to the Initial Recovery Property and as to Subsequent Recovery Property relating to any additional Series of Bonds accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between DRC Payments received by the Servicer and DRC

Collections from time to time remitted to the applicable Trustee for deposit in the Collection Account for each Series.

(b)           The Servicer shall permit each Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the related Recovery Property and the DRC Charges.  Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any CPUC Regulation) prohibiting disclosure of information regarding the Consumers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

SECTION 8.03.      Notices.  All demands, notices and communications upon or to the Servicer, the Issuer, any Trustee or the Rating Agencies under this Agreement shall be in writing and personally delivered, sent by overnight mail or sent by telecopy or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, to Pacific Gas and Electric Company, at 77 Beale Street, San Francisco, CA 94105, Attention:  Treasurer, (b) in the case of the Issuer, to PG&E Energy Recovery Funding LLC, at 245 Market Street, Room 424, San Francisco, CA 94105, Attention:  President, (c) in the case of the Trustee, at the applicable Corporate Trust Office, (d) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (e) in the case of Standard & Poor’s, to Standard & Poor’s Corporation, 55 Water Street, 40th Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department, (f) in the case of Fitch, to Fitch, Inc., One State Street Plaza, New York, NY 10004, Attention of Asset-Backed Securities Surveillance, (g) in the case of the CPUC, to California

Public Utilities Commission, 505 Van Ness Avenue, San Francisco, California 94102, Attention of General Counsel, with copies to the attention of the Executive Director and the Director of the Energy Division or (h) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 8.04.      Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

SECTION 8.05.      Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent provided herein or in the Basic Documents, each Trustee and the Bondholders and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Recovery Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 8.06.      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.07.      Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.08.      Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 8.09.      Governing Law.  This Agreement shall be construed in accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 8.10.      Assignment to Trustee.  The Servicer hereby acknowledges and consents to the collateral assignment of any or all of the Issuer’s rights and obligations hereunder to the applicable Trustee.

SECTION 8.11.      Nonpetition Covenants.  Notwithstanding any prior termination of this Agreement or the Indenture, but subject to the CPUC’s right to order the sequestration and payment of revenues arising with respect to the Recovery Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Recovery Property pursuant to Section 848.3(e) and (g) of the PU Code, the Servicer shall not, prior to the date that is one year and one day after the termination of all indentures for all series of energy recovery bonds issued by the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 8.12.      CPUC Consents.  Whenever the consent or approval of the CPUC shall be required pursuant to Sections 6.05 (resignation of Servicer), 7.02 (appointment of successor Servicer) or 8.01 (amendments), the Servicer or the Issuer shall follow the following procedures in obtaining such consent or approval:

(a)           At least 30 calendar days prior to any action requiring such consent or approval, the Servicer or the Issuer shall deliver to each of the CPUC’s Executive Director, General Counsel and Director of the Energy Division (or any successor to any of such positions, if any), at the address specified in or provided pursuant to Section 8.03, written notification of the proposed action, which notification shall contain:

(i)            a reference to the Financing Order; and

(ii)           a statement identifying the person to whom the CPUC or its staff is to address any response to the proposed action or is to request additional time to respond to the proposed transaction.

(b)           If the CPUC or its staff have, within 30 calendar days of receiving a notification complying with Section 8.l2(a) above, delivered to the office of the person specified in Section 8.12(a)(ii) above a written statement that the CPUC might object to the proposed action, then such proposed action shall not be effective unless and until the CPUC subsequently delivers a written statement that it approves or consents to such proposed action.

(c)           If the CPUC or its staff shall not have delivered a written statement that the CPUC might object to such proposed action within the time period described in Section 8.12(b) above, then the CPUC shall be conclusively deemed to have approved or consented to the proposed action, and such action may subsequently become effective upon the satisfaction of any other conditions thereto.

(d)           Following the delivery of a notice to the CPUC by the Servicer or the Issuer under Section 8.12(a) above, the Servicer or the Issuer shall have the right at any time to withdraw from the CPUC further consideration of any notification of a proposed action.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date first above written.

PG&E ENERGY RECOVERY FUNDING LLC

		By	/s/ Michael J. Donnelly
		Name:	Michael J. Donnelly
		Title:	Treasurer

PACIFIC GAS AND ELECTRIC COMPANY

		By	/s/ Kent M. Harvey
		Name:	Kent M. Harvey
		Title:	Senior Vice President, Chief
Financial Officer and Treasurer

Acknowledged and Accepted:

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in
its individual capacity
but solely as Trustee

By:	/s/ Ronaldo Reyes
Name: Ronaldo Reyes
Title: Vice President

EXHIBIT A

ANNUAL CERTIFICATE OF COMPLIANCE

The undersigned hereby certifies that he/she is the duly elected and acting                                  of Pacific Gas and Electric Company, servicer (the “Servicer”) under the Recovery Property Servicing Agreement dated as of [date] (the Servicing Agreement”) between the Servicer and PG&E Energy Recovery Funding LLC (the “Issuer”) and further that:

1.             A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended June 30, [year] has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2.             To the best of the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its material obligations in all material respects under the Servicing Agreement throughout the twelve months ended June 30, [year], except for those material defaults in the fulfillment of material obligations listed on Annex A hereto.

Executed as of this                 day of                                    .

PACIFIC GAS AND ELECTRIC
COMPANY

By:
Name:
Title:

A-1

ANNEX A

TO

CERTIFICATE OF COMPLIANCE

LIST OF SERVICER DEFAULTS

The following material defaults known to the undersigned occurred during the year ended June 30,                  :

Nature of Default	Status

A-2

EXHIBIT B

FORM OF QUARTERLY SERVICER’S CERTIFICATE

Quarterly Servicer’s Certificate

PG&E Energy Recovery Funding LLC
$1,887,864,000 Energy Recovery Bonds, Series 2005-1

Pursuant to Section 4.01(d)(ii) of the Recovery Property Servicing Agreement dated as of February 10, 2005 (the “Agreement”) between Pacific Gas and Electric Company, as Servicer and PG&E Energy Recovery Funding LLC, as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in the Quarterly Servicer’s Certificate (the “Quarterly Certificate”) have their respective meanings as set forth in the Agreement.  References herein to certain sections and subsections are references to the respective sections of the Agreement.

Collection Periods:  xxx
Distribution Date:  xxx

1.	Collections Allocable and Aggregate Amounts Available for the Current Distribution Date:
	i.	Remittances for the [ ] Collection Period		$—
	ii.	Remittances for the [ ] Collection Period		$—
	iii.	Remittances for the [ ] Collection Period		$—
		iv.(a)	Net earnings of General Sub-account	$—
		iv.(b)	Net earnings of Capital Sub-account	$—
		iv.(c)	Net earnings of Overcollateralization Sub-account	$—
		iv.(d)	Net earnings of Reserve Sub-account	$—
	iv.	Total Net Earnings on Collection Account		$—
	v.	General Subaccount Balance		$—
	vi.	Reserve Subaccount Balance		$—
	vii.	Overcollateralization Subaccount Balance		$—
	viii.	Capital Subaccount Balance		$—
	ix.	Collection Account Balance		$—
2.	Outstanding Principal Balance and Collection Account Balance as of Prior Distribution Date:
	i.	Class A-1 Principal Balance		$—
	ii.	Class A-2 Principal Balance		$—
	iii.	Class A-3 Principal Balance		$—
	iv.	Class A-4 Principal Balance		$—
	v.	Class A-5 Principal Balance		$—
	ix.	Energy Recovery Bond Principal Balance		$—
	x.	Reserve Subaccount Balance		$—
	xi.	Overcollateralization Subaccount Balance		$—
	xii.	Capital Subaccount Balance		$—
3.	Required Funding/Payments as of Current Distribution Date:
	i.	Projected Class A-1 Bond Balance		$—
	ii.	Projected Class A-2 Bond Balance		$—
	iii.	Projected Class A-3 Bond Balance		$—

	iv.	Projected Class A-4 Bond Balance		$—
	v.	Projected Class A-5 Bond Balance		$—
	ix.	Projected Class A Bond Balance		$—
	x.	Required Class A-1 Coupon		$—
	xi.	Required Class A-2 Coupon		$—
	xii.	Required Class A-3 Coupon		$—
	xiii.	Required Class A-4 Coupon		$—
	xiv.	Required Class A-5 Coupon		$—
	xviii.	Required Overcollateralization Funding		$—
	xix.	Required Capital Subaccount Funding		$—
4.	Allocation of Remittances as of Current Distribution Date Pursuant to 8.02(d) of Indenture:
	i.	Indenture Trustee Fees		$—
	ii.	Quarterly Servicing Fee		$—
	iii.	Quarterly Administration Fee		$—
	iv.	Operating Expenses (subject to $400,000 cap, inclusive payments under i. and ii.)		$—
	v.	Quarterly Interest		$—
		1.	Class A-1 Bond Coupon Payment	$—
		2.	Class A-2 Bond Coupon Payment	$—
		3.	Class A-3 Bond Coupon Payment	$—
		4.	Class A-4 Bond Coupon Payment	$—
		5.	Class A-5 Bond Coupon Payment	$—
	vi.	Principal Due and Payable		$—
	vii.	Quarterly Principal		$—
		1.	Class A-1 Bond Principal Payment	$—
		2.	Class A-2 Bond Principal Payment	$—
		3.	Class A-3 Bond Principal Payment	$—
		4.	Class A-4 Bond Principal Payment	$—
		5.	Class A-5 Bond Principal Payment	$—
	viii.	Operating Expenses (in excess of $400,000, inclusive payments under i. and ii.)		$—
	ix.	Funding of Overcollateralization Subaccount (to required level)		$—
	x.	Funding of Capital Subaccount (to required level)		$—
	xi.	Net Earnings Released to Issuer		$—
	xii.	Released to Issuer upon Series Retirement: Overcollateralization Subaccount		$—
	xiii.	Released to Issuer upon Series Retirement: Capital Subaccount		$—
	xiv.	Deposits to Reserve Subaccount		$—
	xv.	Released to Issuer upon Series Retirement: Collection Account		$—
5.	Outstanding Principal Balance and Collection Account Balance as of current distribution date: (after giving effect to payments to be made on such distribution date):
	i.	Class A-1 Principal Balance		$—
	ii.	Class A-2 Principal Balance		$—
	iii.	Class A-3 Principal Balance		$—
	iv.	Class A-4 Principal Balance		$—
	v.	Class A-5 Principal Balance		$—
	ix.	Energy Recovery Bond Principal Balance		$—
	x.	Reserve Subaccount Balance		$—
	xi.	Overcollateralization Subaccount Balance		$—
	xii.	Capital Subaccount Balance		$—
6.	Subaccount Draws as of Current Distribution Date (if applicable, pursuant to Section 8.02(e) of Indenture):
	i.	Reserve Subaccount		$—
	ii.	Overcollateralization Subaccount		$—

	iii.	Capital Subaccount	$—
	iv.	Total Draws	$—
7.	Shortfalls In Interest and Principal Payments as of Current Distribution Date:
	i.	Quarterly Interest	$—
	1.	Class A-1 Bond Coupon Payment	$—
	2.	Class A-2 Bond Coupon Payment	$—
	3.	Class A-3 Bond Coupon Payment	$—
	4.	Class A-4 Bond Coupon Payment	$—
	5.	Class A-5 Bond Coupon Payment	$—
	ii.	Quarterly Principal	$—
	1.	Class A-1 Bond Principal Payment	$—
	2.	Class A-2 Bond Principal Payment	$—
	3.	Class A-3 Bond Principal Payment	$—
	4.	Class A-4 Bond Principal Payment	$—
	5.	Class A-5 Bond Principal Payment	$—
8.	Shortfalls in Required Subaccount Levels as of Current Distribution Date:
	i.	Overcollateralization Subaccount	$—
	ii.	Capital Subaccount	$—
9.	Distributions of Principal per $1,000 of Original Principal Amount as of Current Distribution Date:

		Original Principal [A]	Outstanding Balance [B]	Principal Payment [C]	Principal Payment per $1,000 of Orig. Principal Amt. [C/A x 1,000]
i.	Class A-1	$—	$—	$—	$—
ii.	Class A-2	$—	$—	$—	$—
iii.	Class A-3	$—	$—	$—	$—
iv.	Class A-4	$—	$—	$—	$—
v.	Class A-5	$—	$—	$—	$—
		$—	$—	$—

10. Distributions of Interest per $1,000 of Original Principal Amount as of Current Distribution date:

		Original Principal [A]	Outstanding Balance [B]	Principal Payment [C]	Principal Payment per $1,000 of Orig. Principal Amt. [C/A x 1,000]
i.	Class A-1	$—	$—	$—	$—
ii.	Class A-2	$—	$—	$—	$—
iii.	Class A-3	$—	$—	$—	$—
iv.	Class A-4	$—	$—	$—	$—
v.	Class A-5	$—	$—	$—	$—
		$—	$—	$—

11. Trigger for Mandatory Routine Quarterly DRC True-Up Filings

i.	Scheduled Energy Recovery Bond Principal Balance	$—
ii.	Difference [(11.i. - 5.ix.) / 11.i. x 100]	0.00%
iii.	Variance Trigger Level	5.00%
iv.	Quarterly True-Up Required?	NO

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Quarterly Servicer’s Certificate this   [ ]        day of [ ] .

PACIFIC GAS AND ELECTRIC COMPANY, as Servicer

by:
Authorized Signatory

EXHIBIT C

FORM OF MONTHLY SERVICER’S CERTIFICATE

Monthly Servicer’s Certificate

PG&E Energy Recovery Funding LLC
$1,887,864,000 Energy Recovery Bonds, Series 2005-1

Pursuant to Section 3.01(b)(i) of the Recovery Property Servicing Agreement dated as of February 10, 2005 (the “Agreement”) between Pacific Gas and Electric Company, as Servicer and PG&E Energy Recovery Funding LLC, as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in this Monthly Servicer’s Certificate have the respective meanings as set forth in the Agreement, including Annex I.

Collection Period: xxx

Line No.	BILLED REVENUE SUMMARY
1	Current Monthly Billing Period	xxx

2	Non-exempt consumers - KWh billed (pre-true-up)		Revenue Rept.
3	Non-exempt consumers - KWh billed (current rate)		Revenue Rept.
4	Non-exempt consumers - cents per KWh DRC Charge (pre-true-up)		Revenue Rept.
5	Non-exempt consumers - cents per KWh DRC Charge (current rate)		Revenue Rept.

6	Current period Billed DRC Revenues		(Ln.2*Ln.4)+(Ln.3*Ln.5)

7	DRC revenues not accounted for in prior periods		Revenue Rept.

8	Gas & Electric net write-offs as% of Gas & Electric billed revenues		Revenue Rept.

DRC REVENUES REMITTED TO COLLECTION ACCOUNT

Monthly Remittance Percentages

Line No.		30 Days	60 Days	90 Days	120 Days	150 Days	180 Days	Total

1	Billed DRC Rev	xxx	xxx	xxx	xxx	xxx	xxx	xxx
2	[current mo.]	xxx
3	[1 mo. prior]		xxx
4	[2 mos. prior]			xxx
5	[3 mos. prior]				xxx
6	[4 mos. prior]					xxx
7	[5 mos. prior]						xxx
8	Total							xxx

C-1

Write-off Reconciliation
9	[Mo.] Period Billed DRC Revenues	Ln.7 (Billed DRC Rev Col.)
10	[Mo.] Period DRC Revenue Net Write-off	Ln.9*Ln.8(p.1)
11	[Mo.] Period Net DRC Revenues	Ln.9-Ln.10

12	Amount Previously Remitted to Collection Account	Ln.9*Ln.1 (Total Col.)
13	Write-off Adjustment	Ln.11-Ln.12
14	Total Net DRC Remittance Amount	Ln.8 — Ln.13

Aggregate Remittance Amount
15	DRC revenues not accounted for in prior periods	Ln.7 (p.1)

16	Aggregate DRC Remittances for [Mo.] Billing Period	Ln.14 + Ln. 15

17	Aggregate DRC Daily Remittances for [Mo.} Billing Period

18	True up Difference to be added or refunded in next daily payment	Ln 16 — Ln 17

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Certificate this xxx day of xxx.

PACIFIC GAS AND ELECTRIC COMPANY, as Servicer

by:
Authorized Signatory

C-2

EXHIBIT D

FORM OF DAILY SERVICER’S CERTIFICATE

Daily Servicer’s Certificate

PG&E Energy Recovery Funding LLC
$1,887,864,000 Energy Recovery Bonds, Series 2005-1

Pursuant to Section 3.01(b)(ii) of the Recovery Property Servicing Agreement dated as of February 10, 2005 (the “Agreement”) between Pacific Gas and Electric Company, as Servicer and PG&E Energy Recovery Funding LLC, as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in the Daily Servicer’s Certificate have the respective meanings as set forth in the Agreement, including Annex I.

Collection Period: xxx

Line No.	BILLED REVENUE SUMMARY
9	Current daily billing period

10	Non-exempt consumers - KWh billed (pre-true-up)	Revenue Rept.
11	Non-exempt consumers - KWh billed (current rate)	Revenue Rept.
12	Non-exempt consumers - cents per KWh DRC Charge (pre-true-up)	Revenue Rept.
13	Non-exempt consumers - cents per KWh DRC Charge (current rate)	Revenue Rept.
14	Current period Billed DRC Revenues	(Ln.2*Ln.4)+(Ln.3*Ln.5)

15	Aggregate DRC Daily Remittance for xxx period	Ln. 6

16	Total month-to-date DRC Daily Remittances excluding true up

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Daily Servicer’s Certificate this xxx day of xxx.

PACIFIC GAS AND ELECTRIC COMPANY, as Servicer

by:
Authorized Signatory

D-1

EXHIBIT E

FORM OF DRC CHARGE TRUE-UP MECHANISM ADVICE FILING

[date]

Advice              -E

(Pacific Gas and Electric Company ID U 39 M)

Public Utilities Commission of the State of California

Subject:	Routine Annual [Quarterly] Advice Filing for Dedicated Rate Component True-up Mechanism

Pursuant to California Public Utilities Commission (CPUC) Decision (D.) 04-11-015 (Decision), Pacific Gas and Electric Company (PG&E), as servicer of the Energy Recovery Bonds (ERBs) and on behalf of PG&E Energy Recovery Funding LLC (PERF), hereby applies for adjustment to the Dedicated Rate Component (DRC) charge for series 2005-1, class(es)                   of the ERBs.

Purpose

This filing establishes revised DRC charges for rate schedules for non-exempt consumers, as set forth in D.04-11-015.

Background

In D.03-12-035, which approved the plan for PG&E’s emergence from bankruptcy, the Commission established a Regulatory Asset pertaining to PG&E liabilities incurred on behalf of its electric ratepayers during the power crisis of 2000 to 2001.  The purpose of the Regulatory Asset, along with the other provisions of the bankruptcy-emergence plan approved by the Commission, was to enhance PG&E’s fiscal soundness and allow it to emerge from bankruptcy as a creditworthy entity.  In D.04-11-015, the Commission granted PG&E authority to issue ERBs to refinance the Regulatory Asset and associated federal and state income and franchise taxes, and consequently to reduce PG&E’s electric rates.

ERBs are an asset backed security; investors will rely on the cash flows generated by a specific asset that was sold by PG&E to PERF, a Special Purpose Entity that issued the bonds secured by this asset.  The asset that was sold is Recovery Property, a current property right that was created by Senate Bill 772 as a right to receive future revenues from a non-bypassable customer charge (a Dedicated Rate Component or DRC charge) that will cover debt service and all related ERB costs.

In D.04-11-015, the Commission authorized PG&E to file Routine True-up Mechanism Advice Letters at least annually, and not more than quarterly, at least 15 days before the end of the calendar year for the annual filings and at least 15 days before the end of the quarter for the quarterly filings.  These filings are intended to ensure that the actual revenues collected under the DRC charge are neither more nor less than those required to repay the ERBs as scheduled.  Routine True-up Mechanism Advice Letter filings are those where PG&E uses the method found reasonable by the Commission in D.04-11-015 to revise existing DRC charges.

Using the method approved by the Commission in D.04-11-015, this filing modifies the variables used in the DRC charge calculations and provides the resulting modified DRC charges.

Table I shows the revised assumptions for each of the variables used in calculating the DRC charges for non-exempt consumers.  The assumptions underlying the initial DRC charges were filed in Advice 2626-E, an Issuance Advice Letter, as authorized by D.04-11-015.  Attachment 1 shows the revised payment schedule.

TABLE I
Input Values For Revised DRC Charges

Average monthly kWh sales to non-exempt consumers
Percent of revenue requirement allocated to non-exempt consumers
Percent of non-exempt consumers’ revenue written off
Percent of non-exempt consumers’ billed amounts expected to be uncollected
Percent of billed amounts collected in current month
Percent of billed amounts collected in second month after billing
Percent of billed amounts collected in third month after billing
Percent of billed amounts collected in fourth month after billing
Percent of billed amounts collected in fifth month after billing
Percent of billed amounts collected in sixth month after billing
Percent of billed amounts remaining less uncollectibles
Monthly ongoing transaction expenses
Expected ERB Series 2005-1 outstanding balance as of / /
Over- or undercollection of principal from previous DRC collections to be reflected in the new DRC charges

Table 2 shows the revised DRC charges(1) calculated for non-exempt consumers.  The DRC charge calculations are shown in Attachment 2.

TABLE 2

Non-exempt Consumer DRC Charge	¢/kWh
Non-exempt Consumer DRC Charge	¢/kWh

Attachment 3 includes proposed changes to Part I of PG&E’s Preliminary Statement to show DRC charges to be effective January 1, [or month, if quarterly Advice][year].

Description of Attachments

Attachment 1 to this advice filing presents the revised principal amortization schedule for the DRC charges, applying the cash flow model specified in Appendix A of A.04-07-032, as modified by D.04-11-015.

Attachment 2 presents the revised DRC charge calculations.

Attachment 3 provides proposed changes to Part I of PG&E’s Preliminary Statement.

Effective Date

[If annual Routine Advice]

In accordance with D.04-11-015, Routine True-Up Mechanism Advice Letters for required annual DRC charge adjustments shall be filed at least 15 days before the end of each calendar year and these adjustments to DRC charges shall be effective at the beginning of the next calendar year.  No Commission resolution is required.  Therefore, these DRC charges shall be effective January 1, [year] through December 31, [year], unless they are changed by a quarterly adjustment prior to December 31, [year].

[If quarterly Routine Advice]

(1) There should be only a single DRC charge, except possibly in connection with (i) new municipal loads, (ii) departing municipal loads, and (iii) in certain unexpected situations, non-exempt consumers whose electric rates are capped.

In accordance with D.04-11-015, Routine True-Up Mechanism Advice Letters for quarterly DRC charge adjustments shall be filed at least 15 days before the end of each quarter and these adjustments to DRC charges shall be effective at the beginning of the next quarter.  No Commission resolution is required.  Therefore, these DRC charges shall be effective [month] 1, [year] through December 31, [year], unless they are changed by a quarterly adjustment prior to December 31, [year].

Protests

Anyone wishing to protest this filing may do so by sending a letter by                , which is         days from the date of this filing.  The protest must state the grounds upon which it is based, including such items as financial and service impact, and should be submitted expeditiously.  Protests should be mailed to:

IMC Branch Chief – Energy Division

California Public Utilities Commission

505 Van Ness Avenue, 4th Floor

San Francisco, California 94102

Facsimile: (415) 703-2200

E-mail: jjr@cpuc.ca.gov

Protests also should be sent by e-mail and facsimile to Mr. Jerry Royer, Energy Division, as shown above, and by U.S. mail to Mr. Royer at the above address.

The protest should be sent via both e-mail and facsimile to PG&E on the same date it is mailed or delivered to the Commission at the address shown below.

Pacific Gas and Electric Company

Attention: Brian Cherry

Director, Regulatory Relations

77 Beale Street, Mail Code B10C

P.O. Box 770000

San Francisco, California 94177

Facsimile: (415) 973-7226

E-mail: RxDd@pge.comNotice

In accordance with General Order 96-A, Section III, Paragraph G, a copy of this advice letter is being sent electronically and via U.S. mail to parties shown on the attached list.  Address changes should be directed to Rose De La Torre at (415) 973-4716 (RxDd@pge.com).  Advice letter filings can also be accessed electronically at:

http://www.pge.com/tariffs

Director - Regulatory Relations

Attachments

cc:           Service List for A.04-07-032.

Attachment 1

Revised Expected Principal Amount Amortization

Series 2005-1, Class

Attachment 2

Amounts Receivable And Expected Principal Amount Amortization

The remaining total amount payable to the owner of the Recovery Property, or its assignee(s), is a $      principal amount, plus interest on such principal amount, plus a $       overcollateralization amount, plus other ongoing costs, to be obtained from DRC charges calculated in accordance with D.04-11-015.

The DRC charges shall be adjusted from time to time, at least annually, via the DRC Charge True-Up Mechanism in accordance with D.04-11-015.

The following pages show the amounts scheduled to be paid by the Trustee from DRC charge revenues it has received.  These payment amounts include principal plus interest, overcollateralization, and other ongoing costs.

EXHIBIT F

FORM OF ANNIVERSARY DRC CHARGE TRUE-UP MECHANISM ADVICE FILING

[date]

Advice              -E

(Pacific Gas and Electric Company ID U 39 M)

Public Utilities Commission of the State of California

Subject:                                                   Anniversary Advice Filing for Dedicated Rate Component True-up Mechanism

Pursuant to California Public Utilities Commission (CPUC) Decision (D.) 04-11-015 (Decision), Pacific Gas and Electric Company (PG&E), as servicer of the Energy Recovery Bonds (ERBs) and on behalf of PG&E Energy Recovery Funding LLC (PERF), hereby files its Anniversary True-up Advice.

[if, as expected, no rate change is necessary]  As is anticipated in D. 04-11-015, no true-up of the Dedicated Rate Component (DRC) charge is necessary at this time given the annual and quarterly Routine True-up Mechanism.

[if a DRC rate change is necessary].  Pursuant to D. 04-11-015, PG&E applies for adjustment to the Dedicated Rate Component (DRC) charge for series 2005-1, class(es)              of the ERBs.

Purpose

This filing satisfies the statutory requirement, discussed in D. 04-11-015, that requires the Commission to determine, on each anniversary of D. 04-11-015, whether the DRC charge needs to be modified.

[if a DRC rate change is necessary]  This filing establishes revised DRC charges for rate schedules for non-exempt consumers, as set forth in D.04-11-015.

Background

In D.03-12-035, which approved the plan for PG&E’s emergence from bankruptcy, the Commission established a Regulatory Asset pertaining to PG&E liabilities incurred on behalf of its electric ratepayers during the power crisis of 2000 to 2001.  The purpose of the Regulatory Asset, along with the other provisions of the bankruptcy-emergence plan approved by the Commission, was to enhance PG&E’s fiscal soundness and allow it to emerge from bankruptcy as a creditworthy entity.  In D.04-11-015, the Commission granted PG&E authority to issue ERBs to refinance the Regulatory Asset and associated federal and state income and franchise taxes, and consequently to reduce PG&E’s electric rates.

ERBs are an asset backed security; investors will rely on the cash flows generated by a specific asset that was sold by PG&E to PERF, a Special Purpose Entity that issued the bonds secured by this asset.  The asset that was sold is Recovery Property, a current property right that was created by Senate Bill 772 (the enabling legislation for the ERB transaction), D.04-11-015 and Advice 2626-E (an Issuance Advice Letter, as authorized by D.04-11-015) as a right to receive future revenues from a non-bypassable charge (a Dedicated Rate Component or DRC charge) on consumers of electricity in PG&E’s service territory.  The DRC charge will cover debt service and all related ERB costs.

In D.04-11-015, the Commission authorized PG&E to file Routine True-up Mechanism Advice Letters at least annually, and not more than quarterly, at least 15 days before the end of the calendar year for the annual filings and at least 15 days before the end of the quarter for the quarterly filings.  These filings are intended to ensure that the actual revenues collected and remitted to the ERB trustee under the DRC charge are neither more nor less than those required to repay the ERBs as scheduled.  Routine True-up Mechanism Advice Letter filings are those where PG&E uses the method found reasonable by the Commission in D.04-11-015 to revise existing DRC charges.

D. 04-11-015 also notes that Section 848.1(i) of the Public Utilities Code, added by Senate Bill 772 requires the Commission to determine on each anniversary of D. 04-11-015 whether the DRC needs to be adjusted.

[if a DRC rate change is necessary.  If, as expected, no rate change is necessary, then everything up to the “Protest” section, as well as indicated attachments, is omitted]  Using the method approved by the Commission in D.04-11-015, this filing modifies the variables used in the DRC charge calculations and provides the resulting modified DRC charges.

Table I shows the revised assumptions for each of the variables used in calculating the DRC charges for non-exempt consumers.  The assumptions underlying the initial DRC charges were filed in Advice 2626-E.  Attachment 1 shows the revised payment schedule.

TABLE I
Input Values For Revised DRC Charges

Average monthly kWh sales to non-exempt consumers
Percent of revenue requirement allocated to non-exempt consumers
Percent of non-exempt consumers’ revenue written off
Percent of non-exempt consumers’ billed amounts expected to be uncollected
Percent of billed amounts collected in current month
Percent of billed amounts collected in second month after billing
Percent of billed amounts collected in third month after billing
Percent of billed amounts collected in fourth month after billing
Percent of billed amounts collected in fifth month after billing
Percent of billed amounts collected in sixth month after billing
Percent of billed amounts remaining less uncollectibles
Monthly ongoing transaction expenses
Expected ERB Series 2005-1 outstanding balance as of / /
Over- or undercollection of principal from previous DRC collections to be reflected in the new DRC charges

Table 2 shows the revised DRC charges(1) calculated for non-exempt consumers.  The DRC charge calculations are shown in Attachment 2.

TABLE 2

Non-exempt Consumer DRC Charge	¢/kWh
Non-exempt Consumer DRC Charge	¢/kWh

Attachment 3 includes proposed changes to Part I of PG&E’s Preliminary Statement to show DRC charges to be effective January 1, [or month, if quarterly Advice][year].

Description of Attachments

Attachment 1 to this advice filing presents the revised principal amortization schedule for the DRC charges, applying the cash flow model specified in Appendix A of A.04-07-032, as modified by D.04-11-015.

Attachment 2 presents the revised DRC charge calculations.

(1) There should be only a single DRC charge, except possibly in connection with (i) new municipal loads, (ii) departing municipal loads, and (iii) in certain unexpected situations, non-exempt consumers whose electric rates are capped.

Attachment 3 provides proposed changes to Part I of PG&E’s Preliminary Statement.

Effective Date

In accordance with D.04-11-015 and consistent with statute, the DRC charge adjustments set forth in this Anniversary  True-Up Mechanism Advice shall be effective 90 days after the upcoming anniversary of D. 04-11-015.  Therefore, these DRC charges shall be effective [date] through December 31, [year], unless they are changed by a quarterly adjustment prior to December 31, [year].

Protests

Anyone wishing to protest this filing may do so by sending a letter by                         , which is          days from the date of this filing.  The protest must state the grounds upon which it is based, including such items as financial and service impact, and should be submitted expeditiously.  Protests should be mailed to:

IMC Branch Chief – Energy Division

California Public Utilities Commission

505 Van Ness Avenue, 4th Floor

San Francisco, California 94102

Facsimile: (415) 703-2200

E-mail: jjr@cpuc.ca.gov

Protests also should be sent by e-mail and facsimile to Mr. Jerry Royer, Energy Division, as shown above, and by U.S. mail to Mr. Royer at the above address.

The protest should be sent via both e-mail and facsimile to PG&E on the same date it is mailed or delivered to the Commission at the address shown below.

Pacific Gas and Electric Company

Attention: Brian Cherry

Director, Regulatory Relations

77 Beale Street, Mail Code B10C

P.O. Box 770000

San Francisco, California 94177

Facsimile: (415) 973-7226

E-mail: RxDd@pge.comNotice

In accordance with General Order 96-A, Section III, Paragraph G, a copy of this advice letter is being sent electronically and via U.S. mail to parties shown on the attached list.  Address changes should be directed to Rose De La Torre at (415) 973-4716 (RxDd@pge.com).  Advice letter filings can also be accessed electronically at:

http://www.pge.com/tariffs

Director - Regulatory Relations

Attachments

cc:         Service List for A.04-07-032.

Attachment 1

Revised Expected Principal Amount Amortization

Series 2005-1, Class

Attachment 2

Amounts Receivable And Expected Principal Amount Amortization

The remaining total amount payable to the owner of the Recovery Property, or its assignee(s), is a $           principal amount, plus interest on such principal amount, plus a $          overcollateralization amount, plus other ongoing costs, to be obtained from DRC charges calculated in accordance with D.04-11-015.

The DRC charges shall be adjusted from time to time, at least annually, via the DRC Charge True-Up Mechanism in accordance with D.04-11-015.

The following pages show the amounts scheduled to be paid by the Trustee from DRC charge revenues it has received.  These payment amounts include principal plus interest, overcollateralization, and other ongoing costs.

EXHIBIT G

EXPECTED AMORTIZATION SCHEDULE FOR SERIES 2005-1

$ Payment Date	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance	Class A-5 Balance

Closing Date	268,000,000	647,000,000	320,000,000	468,000,000	184,864,000
06/25/05	253,672,239	647,000,000	320,000,000	468,000,000	184,864,000
09/25/05	191,354,378	647,000,000	320,000,000	468,000,000	184,864,000
12/25/05	127,972,390	647,000,000	320,000,000	468,000,000	184,864,000
03/25/06	71,463,317	647,000,000	320,000,000	468,000,000	184,864,000
06/25/06	22,002,837	647,000,000	320,000,000	468,000,000	184,864,000
09/25/06	0	610,651,145	320,000,000	468,000,000	184,864,000
12/25/06	0	553,644,681	320,000,000	468,000,000	184,864,000
03/25/07	0	499,124,603	320,000,000	468,000,000	184,864,000
06/25/07	0	446,693,214	320,000,000	468,000,000	184,864,000
09/25/07	0	384,684,147	320,000,000	468,000,000	184,864,000
12/25/07	0	324,020,926	320,000,000	468,000,000	184,864,000
03/25/08	0	266,525,556	320,000,000	468,000,000	184,864,000
06/25/08	0	212,018,305	320,000,000	468,000,000	184,864,000
09/25/08	0	148,035,702	320,000,000	468,000,000	184,864,000
12/25/08	0	85,365,112	320,000,000	468,000,000	184,864,000
03/25/09	0	25,630,899	320,000,000	468,000,000	184,864,000
06/25/09	0	0	288,758,553	468,000,000	184,864,000
09/25/09	0	0	222,386,872	468,000,000	184,864,000
12/25/09	0	0	157,252,479	468,000,000	184,864,000
03/25/10	0	0	94,936,586	468,000,000	184,864,000
06/25/10	0	0	35,490,418	468,000,000	184,864,000
09/25/10	0	0	0	434,534,010	184,864,000
12/25/10	0	0	0	366,763,472	184,864,000
03/25/11	0	0	0	301,686,938	184,864,000
06/25/11	0	0	0	239,441,761	184,864,000
09/25/11	0	0	0	167,635,746	184,864,000
12/25/11	0	0	0	96,961,141	184,864,000
03/25/12	0	0	0	28,896,551	184,864,000
06/25/12	0	0	0	0	148,543,764
09/25/12	0	0	0	0	73,742,437
12/25/12	0	0	0	0	0

G-1

ANNEX I

to

SERVICING AGREEMENT

The Servicer agrees to comply with the following servicing procedures:

SECTION 1.                            Definitions.

Whenever used in this Annex I, the following words and phrases shall have the following meanings:

“Aggregate Monthly Remittance Amount” has the meaning set forth in Section 6(e)(i) of this Annex I.

“Billed DRC Revenues” means the amounts billed to Consumers pursuant to the DRC Charges (other than billed amounts that would result in Retained Collections), whether billed directly to such Consumers by the Servicer or indirectly through an ESP pursuant to Consolidated ESP Billing.

“Consolidated ESP Billing” means the billing procedures pursuant to which an ESP will be responsible for billing and collecting all charges to Consumers served by such ESP, including the DRC Charges, and will become obligated to the Servicer for such Billed DRC Revenues, all in accordance with applicable CPUC Regulations.  Unless the context indicates otherwise, the term Consolidated ESP Billing includes Full Consolidated ESP Billing.

“Estimation Template” means the template shown on Attachment A to this Annex I, which template is used to calculate the DRC Payments estimated to have been received by the Servicer during any Collection Period.

“Full Consolidated ESP Billing” means the billing procedures pursuant to which an ESP performs the same tasks it would perform under Consolidated ESP Billing and, in addition, calculates all utility charges to Consumers it serves, including the DRC Charges, from specific cents per kilowatt hour rates provided by the Servicer.

“Monthly Collections Curve” means the monthly collections curve as described in Attachment A to this Annex I.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under this Annex I, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself or others.

“Variables” means the following variables underlying the Monthly Collections Curves:

(i)                                     sample sizes for Consumers by customer class (as described in Attachment A to this Annex I);

(ii)                                  tallied number of days recorded between when bills are generated and when bill payments are received, as described in Table A; and

(iii)                               the current Write-off Factor.

“Write-off Factor” means, at any time, the then current write-off factor that the CPUC has approved with respect to billings of Pacific Gas and Electric Company (“PG&E”).

SECTION 2.                            Data Acquisition.

(a)                                  Installation and Maintenance of Meters.  Except to the extent that an ESP is responsible for such services pursuant to an ESP Service Agreement, the Servicer shall use its best efforts to cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Consumer every 27-33 days.  If Consumers are billed by entities other than the Servicer or an ESP, the Servicer shall request these other entities to bill those Consumers for the DRC Charge and to remit the DRC Charge revenues to the Servicer on behalf of those Consumers.  The Servicer shall have no other responsibility to bill or collect DRC Charges from or in respect of Consumers billed by entities other than ESPs.

(b)                                 Meter Reading.  At least once each 27-33 days, the Servicer shall use its best efforts to obtain usage measurements for each Consumer; provided, however, that the Servicer may determine any Consumer’s usage on the basis of estimates in accordance with applicable CPUC Regulations and Servicer Policies and Practices; and provided further that the Servicer may obtain usage measurements from the Applicable ESP for Consumers receiving meter reading services from such ESP if the respective ESP Service Agreement so provides.

(c)                                  Cost of Metering.  The Issuer shall not be obligated to pay any costs associated with the metering duties set forth in this Section 2, including, but not limited to, the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer or any ESP as a result of new metering and/or billing technologies.

SECTION 3.                            Usage and Bill Calculation.

The Servicer shall use its best efforts to obtain a calculation of each Consumer’s usage (which may be based on data obtained from such Consumer’s meter read or on usage estimates determined in accordance with the Servicer Policies and Practices and applicable CPUC Regulations) once every 27 to 33 days and shall determine therefrom each Consumer’s individual DRC Charge to be included on such Consumer’s Bill; provided, however, that in the case of Consumers served by an ESP under Full Consolidated ESP Billing, the Applicable ESP, rather than the Servicer, shall determine such Consumers’ total DRC Charges to be included on such Consumers’ Bills based on specific DRC Charges (cents per kilowatt hour rates) provided by the Servicer, and the Servicer shall deliver to the Applicable ESPs such specific cents per kilowatt hour rates as are necessary for the Applicable ESPs to calculate such Consumers’

respective DRC Charges as such charges may change from time to time pursuant to the True-Up Adjustments.

SECTION 4.                            Billing.

The Servicer shall implement the DRC Charges as of the DRC Effective Date and shall thereafter bill each Consumer or the Applicable ESP for the respective Consumer’s outstanding current and past due DRC Charges accruing through the DRC Termination Date, all in accordance with the following:

(a)                                  Frequency of Bills; Billing Practices.  In accordance with the Servicer’s then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Consumer, or, in the case of a Consumer subject to Consolidated ESP Billing, to the Applicable ESP, with respect to such Consumer’s respective DRC Charge once every 27 to 33 days, at the same time, with the same frequency and on the same Bill as that containing the Servicer’s own charges to such Consumer or ESP, as the case may be.  In the event that the Servicer makes any material modification to its Servicer Policies and Practices for its own charges, it shall notify the Issuer, the Trustee, the CPUC and the Rating Agencies as soon as practicable, and in no event later than 60 Business Days after such modification goes into effect; provided, however, that the Servicer may not make any modification that will materially adversely affect the Bondholders.

(b)                                 Format.  The Servicer shall conform to such requirements regarding the format, structure and text of Bills delivered to Consumers and ESPs as this Agreement, the Financing Order, the PU Code and applicable CPUC Regulations shall from time to time prescribe.  To the extent that Bill format, structure and text are not prescribed by the this Agreement, the Financing Order, the PU Code or by applicable CPUC Regulations, the Servicer shall determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

(c)                                  Delivery.  The Servicer shall deliver all Bills to Consumers (i) by United States Mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges to its customers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its customers.  In the case of Consumers that are subject to Consolidated ESP Billing, the Servicer shall deliver all Bills or charges to the Applicable ESPs by such means as are mutually agreed upon by the Servicer and the Applicable ESP and are consistent with CPUC Regulations.  The Servicer or an ESP, as applicable, shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

SECTION 5.                            Consumer Service Functions.

The Servicer shall handle all Consumer inquiries and other Consumer service matters according to the same procedures it uses to service customers with respect to its own charges.

SECTION 6.                            Collections; Payment Processing; Remittance.

(a)                                  Collection Efforts, Policies, Procedures.

(i)                                     The Servicer shall use reasonable efforts to collect all Billed DRC Revenues from Consumers and ESPs as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

(A)                                                      The Servicer shall prepare and deliver overdue notices to Consumers and ESPs in accordance with applicable CPUC Regulations and Servicer Policies and Practices.

(B)                                                        The Servicer shall assess late payment charges, if any, on outstanding ESP balances in accordance with applicable CPUC Regulations.  All late payment charges, to the extent available, and interest collected shall be payable to and retained by the Servicer as a component of its compensation under the Agreement, and the Issuer shall have no right to share in the same.

(C)                                                        The Servicer shall deliver oral and written past-due and shut-off notices in accordance with applicable CPUC Regulations and Servicer Policies and Practices.

(D)                                                       The Servicer shall adhere to and carry out disconnection policies and termination of Consolidated ESP Billing in accordance with PU Code § 779.2, CPUC Decision 97-10-087, as it may be amended or modified from time to time, and applicable CPUC Regulations and Servicer Policies and Practices.

(E)                                                         The Servicer may employ the assistance of collection agents in accordance with applicable CPUC Regulations and Servicer Policies and Practices.

(F)                                                         The Servicer shall apply Consumer and ESP deposits to the payment of delinquent accounts in accordance with the Financing Order, applicable CPUC Regulations and Servicer Polices and Practices and according to the priorities set forth in Section 6(b) of this Annex I.

(ii)                                  The Servicer may in its own discretion waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a Consumer, in each case if such waiver or action: (A) would be in accordance with the Servicer’s customary practices with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Bondholders; and (C) would comply with applicable law;  provided, however, that notwithstanding anything in the Agreement or this Annex I to the contrary, the Servicer is authorized to write off any Billed DRC Revenues in accordance with its Servicer Policies and Practices.

(iii)                               The Servicer shall accept payment from Consumers in respect of Billed DRC Revenues in such forms and methods and at such times and places as it accepts for payment of its own charges.  The Servicer shall accept payment from ESPs in respect of Billed DRC Revenues in such forms and methods and at such times and places as the Servicer and each ESP shall mutually agree in accordance with applicable CPUC Regulations.

(b)                                 Payment Processing.

(i)                                     The Servicer shall post all payments received to Consumer or ESP accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than two Servicer Business Days after receipt.

(ii)                                  The Servicer shall hold all over-payments for the benefit of the Issuer and other parties, as applicable, and shall apply such funds to future Bill charges as such charges become due or refund such over-payments upon request from the Consumer or Applicable ESP or in accordance with its Servicer Policies and Practices.

(c)                                  Accounts; Records.  The Servicer shall maintain accounts and records as to the Recovery Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between collection remittances or recoveries with respect to the Recovery Property and the amounts from time to time remitted to the Collection Account in respect of the Recovery Property.

(d)                                 Investment of DRC Payments Received.  Prior to remittance, the Servicer may invest DRC Payments received at its own risk and for its own benefit, and such investments and funds shall not be required to be segregated from the other investments and funds of the Servicer.

(e)                                  Calculation of Collections; Determination of Aggregate Monthly Remittance Amount.

(i)                                     On or before each Monthly Remittance Date, the Servicer shall calculate, in accordance with Attachment A, the total DRC Payments estimated to have been received by the Servicer from or on behalf of Consumers during the prior Collection Period in respect of all previously Billed DRC Revenues, increased or decreased, as applicable, by (A) the amount of any Remittance Shortfall calculated for such Monthly Remittance Date or (B) the amount of any Excess Remittance calculated for such Monthly Remittance Date and (C) Billed DRC Revenues not accounted for or erroneously accounted for in prior periods (collectively, the “Aggregate Monthly Remittance Amount”).

(ii)                                  At the end of each year, on or before the Annual Adjustment Date in accordance with Section 4.01(b)(i)(1) of the Agreement, the Servicer shall update the Variables underlying the Monthly Collections Curve in Attachment A and shall revise such curve to reflect the updated Variables.

(iii)                               All calculations of collections, each update of the assumptions used for estimates and any changes in procedures used to calculate the DRC Payments pursuant to this Section 6(e) shall be made in good faith and in the case of any update pursuant to clause (ii) or any change in procedures in a manner reasonably intended to provide estimates and calculations that are at least as accurate as those that are provided on the Closing Date utilizing the initial Variables and procedures.

(f)                                    Determination of Daily Remittance Amounts.

(i)                                     During the first six Collection Periods immediately following the DRC Effective Date, the amount of each Daily Remittance will be established for each Collection Period to reflect the gradual increase in collections and shall be calculated in accordance with Attachment B.

(ii)                                  Daily Remittance amounts after the first six Collection Periods are determined without regard to the Monthly Collections Curve, but are based on actual Billed DRC Revenues for each Servicer Business Day, subject to adjustment pursuant to Sections 6.11(e) and 6.11(f) of the Agreement.

(iii)                               If the Servicer is required to make Daily Remittances pursuant to Section 6.11(d) of this Agreement, on each Servicer Business Day the Servicer shall make Daily Remittances equal to total DRC Payments estimated to have been received by the Servicer on the Servicer Business Day two Servicer Business Days prior to the Daily Remittance Date.  The estimate of DRC Payments for any Servicer Business Day shall equal the total amount of Billed DRC Revenues for that Servicer Business Day and shall be remitted within two Servicer Business Days.

(g)                                 Remittances.

(i)                                     The Issuer shall cause to be established the Collection Account in the name of the Trustee in accordance with the Indenture.

(ii)                                  The Servicer shall make or cause to be made remittances to the Trustee for deposit to the Collection Account in accordance with Section 6.11 of the Agreement.

(iii)                               In the event of any change of account or change of institution affecting the Collection Account, the Issuer shall provide written notice thereof to the Servicer by the earlier of:  (A) five Business Days from the effective date of such change, or (B) five Business Days prior to the next Monthly Remittance Date.

ATTACHMENT A

to

ANNEX I

CALCULATION OF AGGREGATE MONTHLY REMITTANCE AMOUNT

I.                                         PURPOSE OF MONTHLY COLLECTIONS CURVE UNDERLYING ESTIMATION TEMPLATE DESCRIBED IN SECTION V OF THIS ATTACHMENT A.

The purpose of the Monthly Collections Curve (“Curve”) is to the display the rate at which billed gas and electric revenues are collected from a sample population representing PG&E’s five retail customer classes.  Collections performance is expressed as a percentage measured at each of six consecutive 30-day intervals and represents the ratio of accumulative daily collections to the total amount billed to the sample customer population.  Collections have been adjusted for write-offs of uncollectible billed revenues using the applicable Write-off Factor.

Since PG&E reads meters and bills customers once each month on a sequential basis using 21 meter read cycles, customers likewise remit payments on a sequential basis.  Therefore, the Curve reflects the fact that customers billed during the later part of a given calendar month will not have an opportunity to, or may choose not to, remit payment within the same calendar month.

II.                                     FACTS AND ASSUMPTIONS

A.                                   The tabulation of historical daily collections receipts used to generate the Curve is derived from statistically valid samples of customer accounts billed during a specific study month.

B.                                     These statistically valid samples represent each of PG&E’s five customer classes.  Sample sizes are:

Customer Class	Sample Size
Residential	0.5%
Small Commercial	0.5%
Medium Commercial	1.0%
Agricultural	1.0%
Large Commercial	25.0%

C.                                     The Curve does not vary materially over the course of a year.

D.                                    Collections data used to plot the Curve are weighted to reflect the revenue contribution of each customer class relative to total billed revenues.

I-A-1

E.                                      The Curve reflects the fact that PG&E continues to collect billed revenues beyond the 180-day collections cycle and includes an adjustment for such collections based on the applicable Write-off Factor as follows:

Write-off Factor	Applies to 180-day collections cycles for billing months beginning with:	But ending with:

0.00200	August 2003	CPUC adoption of a new Write-off Factor

III.                                 DATA EXTRACTION AND PROCESSING

Using the foregoing sample sizes, PG&E extracts six months of payment data for randomly selected accounts billed within a specific study month.  Data associated with accounts signed up under special payment programs, i.e., Balanced Payment Plan (BPP) and Automatic Payment Service (APS) are filtered from the extract before the Curve is plotted.  Data associated with Consumers receiving electricity from ESPs is included.

Program logic in a PC-based software application enables PG&E to search its extracted records for an exact match between the amount billed and a subsequent payment amount.  Where an exact match is found, the number of days between the billing date and payment date is recorded along with the payment amount. If an exact payment match is not found, the application records the number of days between the billing date and the date of each subsequent partial payment along with the partial payment amount.  The application will repeat this process until the sum of the partial payments equals or exceeds the original amount billed.  The number of days between the billing date and the date of each partial payment, along with the amount of each partial payment, are recorded separately.

Any difference between the total amount billed and the amount of the accumulative collections on “Day 180” is considered uncollected.

Application output is written to a text file containing two columns; one lists days 1 through 180, the other shows the sum total of payments collected for each of the days.  The total amount billed is also included.

I-A-2

IV.                                COLLECTIONS CURVE

I-A-3

The Curve plots data points at each of six 30-day intervals.  The data used to generate the curve is contained in its companion Microsoft Excel spreadsheet.  An understanding of the spreadsheet methodology can be best be obtained by reviewing the following explanations:

Column	Heading	Explanation
A	“Day”	Lists days 1-180 of PG&E’s collections cycle.

B	“Daily Revenue Collections”	Records the sum total of daily revenue collections associated with bills issued to customers in the sample population during a specified calendar month.

C	“Distribute Billed / Uncollected”

These are uncollected revenues at the conclusion of PG&E’s 180-day collections cycle that have been adjusted for write-off and redistributed uniformly over of the 180-day period. This reflects the fact some revenues are recovered beyond PG&E’s 180-day collection cycle.

D	“Total B + C”	This is the sum of columns B and C.

E	“Accumulative”	Calculates a rolling total of the daily revenues recorded in column D.

F	“% of Total Amt. Billed”	Expresses the accumulative daily collections in column E as a percentage of the total revenues billed to the sample customer population.

G	“Column F/30”

To reflect PG&E’s serial billing practices, this column divides each value in column F by 30 to simulate one day’s average collections performance. This is based on the assumption that the daily collections pattern is the same for each day of the month and that the billed amounts for a given month are spread evenly over each day of the month.

H	“Accumulative”	Calculates a rolling total of the daily collections performance.

Table A below summarizes accumulative and net collections performance at each 30-day interval.  This table is used to plot the data points on the Curve.

TABLE A

A	B	C	D	E	F	G	H

Day	Daily Revenue Collections	Distribute Billed / Uncollected	Total B + C	Accumulative	% of Total Amt. Billed	Column F / 30	Accumulative
1	28,801.83	1,175.99	29,977.82	29,977.82	0.93%	0.03%	0.03%
2	6,056.37	1,175.99	7,232.36	37,210.19	1.15%	0.04%	0.07%
3	4,701.61	1,175.99	5,877.60	43,087.79	1.33%	0.04%	0.11%
4	7,072.68	1,175.99	8,248.67	51,336.47	1.59%	0.05%	0.17%
5	9,438.97	1,175.99	10,614.96	61,951.43	1.92%	0.06%	0.23%
6	22,439.37	1,175.99	23,615.36	85,566.80	2.65%	0.09%	0.32%
7	73,692.14	1,175.99	74,868.13	160,434.93	4.97%	0.17%	0.48%
8	72,747.11	1,175.99	73,923.10	234,358.04	7.25%	0.24%	0.73%
9	46,888.43	1,175.99	48,064.42	282,422.46	8.74%	0.29%	1.02%
10	72,223.32	1,175.99	73,399.31	355,821.78	11.01%	0.37%	1.38%
11	121,787.43	1,175.99	122,963.42	478,785.20	14.82%	0.49%	1.88%
12	93,703.28	1,175.99	94,879.27	573,664.47	17.76%	0.59%	2.47%
13	164,587.66	1,175.99	165,763.65	739,428.13	22.89%	0.76%	3.23%

I-A-4

A	B	C	D	E	F	G	H

Day	Daily Revenue Collections	Distribute Billed / Uncollected	Total B + C	Accumulative	% of Total Amt. Billed	Column F / 30	Accumulative
14	325,790.19	1,175.99	326,966.18	1,066,394.31	33.01%	1.10%	4.33%
15	185,591.37	1,175.99	186,767.36	1,253,161.68	38.79%	1.29%	5.63%
16	152,693.91	1,175.99	153,869.90	1,407,031.58	43.56%	1.45%	7.08%
17	86,595.30	1,175.99	87,771.29	1,494,802.88	46.27%	1.54%	8.62%
18	276,547.00	1,175.99	277,722.99	1,772,525.87	54.87%	1.83%	10.45%
19	139,463.25	1,175.99	140,639.24	1,913,165.12	59.22%	1.97%	12.42%
20	156,965.79	1,175.99	158,141.78	2,071,306.90	64.12%	2.14%	14.56%
21	79,206.83	1,175.99	80,382.82	2,151,689.72	66.61%	2.22%	16.78%
22	182,971.55	1,175.99	184,147.54	2,335,837.27	72.31%	2.41%	19.19%
23	45,816.61	1,175.99	46,992.60	2,382,829.87	73.76%	2.46%	21.65%
24	45,598.76	1,175.99	46,774.75	2,429,604.63	75.21%	2.51%	24.16%
25	59,050.95	1,175.99	60,226.94	2,489,831.57	77.08%	2.57%	26.73%
26	89,249.82	1,175.99	90,425.81	2,580,257.39	79.87%	2.66%	29.39%
27	54,428.39	1,175.99	55,604.38	2,635,861.77	81.60%	2.72%	32.11%
28	14,689.38	1,175.99	15,865.37	2,651,727.15	82.09%	2.74%	34.85%
29	34,748.33	1,175.99	35,924.32	2,687,651.47	83.20%	2.77%	37.62%
30	14,842.03	1,175.99	16,018.02	2,703,669.50	83.70%	2.79%	40.41%
31	11,919.52	1,175.99	13,095.51	2,716,765.01	84.10%	2.80%	43.18%
32	11,627.32	1,175.99	12,803.31	2,729,568.32	84.50%	2.82%	45.96%
33	15,874.02	1,175.99	17,050.01	2,746,618.34	85.02%	2.83%	48.75%
34	23,274.47	1,175.99	24,450.46	2,771,068.80	85.78%	2.86%	51.56%
35	24,699.89	1,175.99	25,875.88	2,796,944.69	86.58%	2.89%	54.38%
36	3,988.02	1,175.99	5,164.01	2,802,108.70	86.74%	2.89%	57.18%
37	17,278.51	1,175.99	18,454.50	2,820,563.21	87.31%	2.91%	59.93%
38	2,333.12	1,175.99	3,509.11	2,824,072.32	87.42%	2.91%	62.60%
39	32,268.03	1,175.99	33,444.02	2,857,516.35	88.46%	2.95%	65.26%
40	1,944.07	1,175.99	3,120.06	2,860,636.41	88.55%	2.95%	67.84%
41	5,995.35	1,175.99	7,171.34	2,867,807.76	88.78%	2.96%	70.31%
42	4,464.93	1,175.99	5,640.92	2,873,448.68	88.95%	2.97%	72.68%
43	2,759.99	1,175.99	3,935.98	2,877,384.66	89.07%	2.97%	74.88%
44	14,421.87	1,175.99	15,597.86	2,892,982.53	89.56%	2.99%	76.77%
45	1,971.12	1,175.99	3,147.11	2,896,129.64	89.65%	2.99%	78.46%
46	3,617.64	1,175.99	4,793.63	2,900,923.28	89.80%	2.99%	80.01%
47	2,009.77	1,175.99	3,185.76	2,904,109.04	89.90%	3.00%	81.46%
48	7,641.62	1,175.99	8,817.61	2,912,926.66	90.17%	3.01%	82.64%
49	5,180.15	1,175.99	6,356.14	2,919,282.80	90.37%	3.01%	83.68%
50	999.65	1,175.99	2,175.64	2,921,458.45	90.44%	3.01%	84.55%
51	1,163.71	1,175.99	2,339.70	2,923,798.15	90.51%	3.02%	85.35%
52	3,208.83	1,175.99	4,384.82	2,928,182.98	90.65%	3.02%	85.96%
53	3,238.78	1,175.99	4,414.77	2,932,597.75	90.78%	3.03%	86.53%
54	1,707.55	1,175.99	2,883.54	2,935,481.29	90.87%	3.03%	87.05%
55	1,415.58	1,175.99	2,591.57	2,938,072.87	90.95%	3.03%	87.51%
56	1,325.49	1,175.99	2,501.48	2,940,574.35	91.03%	3.03%	87.88%
57	1,085.50	1,175.99	2,261.49	2,942,835.85	91.10%	3.04%	88.20%
58	1,200.15	1,175.99	2,376.14	2,945,211.99	91.17%	3.04%	88.50%
59	733.59	1,175.99	1,909.58	2,947,121.58	91.23%	3.04%	88.77%
60	2,471.63	1,175.99	3,647.62	2,950,769.20	91.34%	3.04%	89.03%

I-A-5

A	B	C	D	E	F	G	H

Day	Daily Revenue Collections	Distribute Billed / Uncollected	Total B + C	Accumulative	% of Total Amt. Billed	Column F / 30	Accumulative
61	6,048.95	1,175.99	7,224.94	2,957,994.15	91.57%	3.05%	89.28%
62	2,054.42	1,175.99	3,230.41	2,961,224.56	91.67%	3.06%	89.51%
63	1,757.12	1,175.99	2,933.11	2,964,157.67	91.76%	3.06%	89.74%
64	1,708.53	1,175.99	2,884.52	2,967,042.20	91.85%	3.06%	89.94%
65	759.02	1,175.99	1,935.01	2,968,977.21	91.91%	3.06%	90.12%
66	1,492.11	1,175.99	2,668.10	2,971,645.32	91.99%	3.07%	90.29%
67	482.85	1,175.99	1,658.84	2,973,304.16	92.04%	3.07%	90.45%
68	380.51	1,175.99	1,556.50	2,974,860.67	92.09%	3.07%	90.61%
69	363.72	1,175.99	1,539.71	2,976,400.38	92.14%	3.07%	90.73%
70	1,158.96	1,175.99	2,334.95	2,978,735.34	92.21%	3.07%	90.85%
71	1,054.78	1,175.99	2,230.77	2,980,966.11	92.28%	3.08%	90.97%
72	239.89	1,175.99	1,415.88	2,982,382.00	92.32%	3.08%	91.08%
73	259.86	1,175.99	1,435.85	2,983,817.85	92.37%	3.08%	91.19%
74	328.42	1,175.99	1,504.41	2,985,322.26	92.41%	3.08%	91.29%
75	297.08	1,175.99	1,473.07	2,986,795.34	92.46%	3.08%	91.38%
76	1,504.64	1,175.99	2,680.63	2,989,475.97	92.54%	3.08%	91.47%
77	485.71	1,175.99	1,661.70	2,991,137.68	92.59%	3.09%	91.56%
78	441.96	1,175.99	1,617.95	2,992,755.63	92.64%	3.09%	91.64%
79	167.62	1,175.99	1,343.61	2,994,099.25	92.69%	3.09%	91.72%
80	249.61	1,175.99	1,425.60	2,995,524.85	92.73%	3.09%	91.80%
81	150.44	1,175.99	1,326.43	2,996,851.29	92.77%	3.09%	91.87%
82	159.99	1,175.99	1,335.98	2,998,187.27	92.81%	3.09%	91.94%
83	253.65	1,175.99	1,429.64	2,999,616.92	92.86%	3.10%	92.01%
84	275.86	1,175.99	1,451.85	3,001,068.77	92.90%	3.10%	92.08%
85	163.58	1,175.99	1,339.57	3,002,408.34	92.94%	3.10%	92.15%
86	11,003.07	1,175.99	12,179.06	3,014,587.41	93.32%	3.11%	92.22%
87	174.91	1,175.99	1,350.90	3,015,938.31	93.36%	3.11%	92.30%
88	139.60	1,175.99	1,315.59	3,017,253.91	93.40%	3.11%	92.37%
89	233.61	1,175.99	1,409.60	3,018,663.51	93.45%	3.11%	92.45%
90	209.04	1,175.99	1,385.03	3,020,048.55	93.49%	3.12%	92.52%
91	471.54	1,175.99	1,647.53	3,021,696.08	93.54%	3.12%	92.58%
92	35,020.25	1,175.99	36,196.24	3,057,892.33	94.66%	3.16%	92.68%
93	237.98	1,175.99	1,413.97	3,059,306.30	94.70%	3.16%	92.78%
94	377.18	1,175.99	1,553.17	3,060,859.48	94.75%	3.16%	92.88%
95	83.78	1,175.99	1,259.77	3,062,119.25	94.79%	3.16%	92.98%
96	127.43	1,175.99	1,303.42	3,063,422.67	94.83%	3.16%	93.07%
97	186.50	1,175.99	1,362.49	3,064,785.17	94.87%	3.16%	93.16%
98	74.09	1,175.99	1,250.08	3,066,035.25	94.91%	3.16%	93.26%
99	179.36	1,175.99	1,355.35	3,067,390.61	94.95%	3.17%	93.35%
100	126.86	1,175.99	1,302.85	3,068,693.46	94.99%	3.17%	93.45%
101	220.27	1,175.99	1,396.26	3,070,089.73	95.04%	3.17%	93.54%
102	73.70	1,175.99	1,249.69	3,071,339.42	95.08%	3.17%	93.63%
103	77.43	1,175.99	1,253.42	3,072,592.85	95.12%	3.17%	93.72%
104	115.81	1,175.99	1,291.80	3,073,884.65	95.16%	3.17%	93.81%
105	150.25	1,175.99	1,326.24	3,075,210.89	95.20%	3.17%	93.90%
106	78.14	1,175.99	1,254.13	3,076,465.03	95.24%	3.17%	93.99%
107	81.79	1,175.99	1,257.78	3,077,722.81	95.27%	3.18%	94.08%

I-A-6

A	B	C	D	E	F	G	H

Day	Daily Revenue Collections	Distribute Billed / Uncollected	Total B + C	Accumulative	% of Total Amt. Billed	Column F / 30	Accumulative
108	94.45	1,175.99	1,270.44	3,078,993.26	95.31%	3.18%	94.17%
109	111.90	1,175.99	1,287.89	3,080,281.15	95.35%	3.18%	94.26%
110	71.80	1,175.99	1,247.79	3,081,528.95	95.39%	3.18%	94.35%
111	22,668.11	1,175.99	23,844.10	3,105,373.05	96.13%	3.20%	94.46%
112	136.14	1,175.99	1,312.13	3,106,685.19	96.17%	3.21%	94.57%
113	279.52	1,175.99	1,455.51	3,108,140.70	96.22%	3.21%	94.68%
114	60.29	1,175.99	1,236.28	3,109,376.99	96.25%	3.21%	94.80%
115	51.40	1,175.99	1,227.39	3,110,604.38	96.29%	3.21%	94.91%
116	114.82	1,175.99	1,290.81	3,111,895.19	96.33%	3.21%	95.01%
117	122.36	1,175.99	1,298.35	3,113,193.55	96.37%	3.21%	95.11%
118	43.73	1,175.99	1,219.72	3,114,413.27	96.41%	3.21%	95.21%
119	39.80	1,175.99	1,215.79	3,115,629.07	96.45%	3.21%	95.31%
120	22.98	1,175.99	1,198.97	3,116,828.04	96.48%	3.22%	95.41%
121	64.62	1,175.99	1,240.61	3,118,068.66	96.52%	3.22%	95.51%
122	88.46	1,175.99	1,264.45	3,119,333.11	96.56%	3.22%	95.57%
123	134.78	1,175.99	1,310.77	3,120,643.89	96.60%	3.22%	95.64%
124	98.43	1,175.99	1,274.42	3,121,918.31	96.64%	3.22%	95.70%
125	2,848.31	1,175.99	4,024.30	3,125,942.62	96.77%	3.23%	95.76%
126	44.32	1,175.99	1,220.31	3,127,162.93	96.80%	3.23%	95.83%
127	47.04	1,175.99	1,223.03	3,128,385.96	96.84%	3.23%	95.90%
128	16.78	1,175.99	1,192.77	3,129,578.74	96.88%	3.23%	95.96%
129	210.85	1,175.99	1,386.84	3,130,965.58	96.92%	3.23%	96.03%
130	30.67	1,175.99	1,206.66	3,132,172.25	96.96%	3.23%	96.09%
131	251.32	1,175.99	1,427.31	3,133,599.56	97.00%	3.23%	96.16%
132	70.60	1,175.99	1,246.59	3,134,846.16	97.04%	3.23%	96.22%
133	50.77	1,175.99	1,226.76	3,136,072.92	97.08%	3.24%	96.29%
134	69.57	1,175.99	1,245.56	3,137,318.49	97.12%	3.24%	96.35%
135	60.51	1,175.99	1,236.50	3,138,554.99	97.16%	3.24%	96.42%
136	44.74	1,175.99	1,220.73	3,139,775.72	97.20%	3.24%	96.48%
137	35.11	1,175.99	1,211.10	3,140,986.83	97.23%	3.24%	96.55%
138	12.28	1,175.99	1,188.27	3,142,175.10	97.27%	3.24%	96.62%
139	15,088.32	1,175.99	16,264.31	3,158,439.42	97.77%	3.26%	96.70%
140	84.30	1,175.99	1,260.29	3,159,699.71	97.81%	3.26%	96.78%
141	525.56	1,175.99	1,701.55	3,161,401.27	97.86%	3.26%	96.83%
142	45.20	1,175.99	1,221.19	3,162,622.46	97.90%	3.26%	96.89%
143	47.22	1,175.99	1,223.21	3,163,845.68	97.94%	3.26%	96.95%
144	48.90	1,175.99	1,224.89	3,165,070.57	97.98%	3.27%	97.01%
145	22.21	1,175.99	1,198.20	3,166,268.78	98.02%	3.27%	97.06%
146	13.75	1,175.99	1,189.74	3,167,458.52	98.05%	3.27%	97.12%
147	137.01	1,175.99	1,313.00	3,168,771.52	98.09%	3.27%	97.18%
148	6.24	1,175.99	1,182.23	3,169,953.76	98.13%	3.27%	97.24%
149	34.66	1,175.99	1,210.65	3,171,164.41	98.17%	3.27%	97.29%
150	99.24	1,175.99	1,275.23	3,172,439.65	98.21%	3.27%	97.35%
151	41.31	1,175.99	1,217.30	3,173,656.95	98.24%	3.27%	97.41%
152	94.47	1,175.99	1,270.46	3,174,927.42	98.28%	3.28%	97.47%
153	16.04	1,175.99	1,192.03	3,176,119.45	98.32%	3.28%	97.52%
154	13.43	1,175.99	1,189.42	3,177,308.88	98.36%	3.28%	97.58%

I-A-7

A	B	C	D	E	F	G	H

Day	Daily Revenue Collections	Distribute Billed / Uncollected	Total B + C	Accumulative	% of Total Amt. Billed	Column F / 30	Accumulative
155	84.47	1,175.99	1,260.46	3,178,569.34	98.40%	3.28%	97.63%
156	30.85	1,175.99	1,206.84	3,179,776.19	98.43%	3.28%	97.69%
157	62.92	1,175.99	1,238.91	3,181,015.10	98.47%	3.28%	97.74%
158	20.13	1,175.99	1,196.12	3,182,211.22	98.51%	3.28%	97.80%
159	13.67	1,175.99	1,189.66	3,183,400.89	98.55%	3.28%	97.85%
160	57.96	1,175.99	1,233.95	3,184,634.84	98.58%	3.29%	97.91%
161	15,184.78	1,175.99	16,360.77	3,200,995.62	99.09%	3.30%	97.98%
162	74.31	1,175.99	1,250.30	3,202,245.92	99.13%	3.30%	98.05%
163	22.20	1,175.99	1,198.19	3,203,444.12	99.17%	3.31%	98.11%
164	56.30	1,175.99	1,232.29	3,204,676.41	99.20%	3.31%	98.18%
165	33.84	1,175.99	1,209.83	3,205,886.25	99.24%	3.31%	98.25%
166	10.75	1,175.99	1,186.74	3,207,072.99	99.28%	3.31%	98.32%
167	20.54	1,175.99	1,196.53	3,208,269.53	99.32%	3.31%	98.39%
168	28.72	1,175.99	1,204.71	3,209,474.24	99.35%	3.31%	98.46%
169	33.83	1,175.99	1,209.82	3,210,684.06	99.39%	3.31%	98.52%
170	18.82	1,175.99	1,194.81	3,211,878.88	99.43%	3.31%	98.57%
171	9.87	1,175.99	1,185.86	3,213,064.74	99.46%	3.32%	98.62%
172	50.03	1,175.99	1,226.02	3,214,290.77	99.50%	3.32%	98.68%
173	22.78	1,175.99	1,198.77	3,215,489.54	99.54%	3.32%	98.73%
174	29.91	1,175.99	1,205.90	3,216,695.45	99.58%	3.32%	98.78%
175	32.04	1,175.99	1,208.03	3,217,903.48	99.61%	3.32%	98.84%
176	11.05	1,175.99	1,187.04	3,219,090.53	99.65%	3.32%	98.89%
177	22.20	1,175.99	1,198.19	3,220,288.72	99.69%	3.32%	98.94%
178	16.55	1,175.99	1,192.54	3,221,481.26	99.72%	3.32%	99.00%
179	60.20	1,175.99	1,236.19	3,222,717.46	99.76%	3.33%	99.05%
180	28.80	1,175.99	1,204.79	3,223,922.25	99.80%	3.33%	99.80%
	3,012,243.24	211,679.01	3,223,922.25

3,230,383.02	total amount billed to sample population in tracking month
(3,012,243.24)	less amount actually collected days 1-180
218,139.78	equals amount unpaid after day 180
(6,460.77)	less Write-off Factor applied to total amount billed
211,679.01	equals net amount distributed in column C above

Day	Apr-04	Net
0	0.00%
30	40.41%	40.41%
60	89.03%	48.62%
90	92.52%	3.49%
120	95.41%	2.89%
150	97.35%	1.94%
180	99.80%	2.45%
Write-off factor		0.00200

I-A-8

V.                                    ESTIMATION TEMPLATE (USING MONTHLY COLLECTIONS CURVE DESCRIBED ABOVE)

Where:

Mn	=	a Collection Period
A	=	percentage collected of the total Billed DRC Revenues billed during the current Billing Period
B	=	percentage collected of the total Billed DRC Revenues billed during the Billing Period prior to the current Billing Period
C	=	percentage collected of the total Billed DRC Revenues billed during the Billing Period two periods prior to the current Billing Period
D	=	percentage collected of the total Billed DRC Revenues billed during the Billing Period three periods prior to the current Billing Period
E	=	percentage collected of the total Billed DRC Revenues billed during the Billing Period four periods prior to the current Billing Period
F	=	percentage collected of the total Billed DRC Revenues billed during the Billing Period five periods prior to the current Billing Period
R	=	Billed DRC Revenues for a Billing Period
S	=	Estimated DRC Collections for a Collection Period

Then:

DRC Payments estimated to have been received (prior to any adjustment for any Remittance Shortfall or Excess Remittance or DRC Revenue Adjustments Not Accounted For in Prior Periods) equal S, as shown in the Estimation Template below.  An amount of DRC Payments estimated to have been received (S) is calculated in the aggregate for all customer classes.

Collection Period	Collection Percent	Billed DRC Revenues	Estimated Collections
Mn-5	Fn-5	R n-5	(Fn-5)(Rn-5)
+
Mn-4	En-4	Rn-4	(En-4)(Rn-4)
+
Mn-3	Dn-3	Rn-3	(Dn-3)(Rn-3)
+
Mn-2	Cn-2	Rn-2	(Cn-2)(Rn-2)
+
Mn-1	Bn-1	Rn-1	(Bn-1)(Rn-1)
+
Mn	An	Rn	(An)(Rn)
=
		Total	Sn

I-A-9

Notes:

1.               The Billed DRC Revenues (R) for multiple prior Billing Periods will be zero during the six-month phase-in of the DRC Charges following the DRC Effective Date.  Similarly, the Billed DRC Revenues for multiple succeeding Billing Periods will be zero during the phase-out of the DRC Charges following the DRC Termination Date.

2.               The “Collection Percent” (either A, B, C, D, E, or F) is the collection percent in effect at the time the DRC Charges were billed based on the Curve then in effect.

VI.                                AGGREGATE MONTHLY REMITTANCE AMOUNT CALCULATION (USING ESTIMATION TEMPLATE DESCRIBED ABOVE)

Where:

X	=	Excess Remittance or Remittance Shortfall for a Collection Period
Y	=	Retained Collections and DRC Revenue Adjustments Not Accounted For in Prior Periods
Z	=	Aggregate Monthly Remittance Amount

Then, the Aggregate Monthly Remittance Amount to be remitted, which includes all customer classes, in month n+1 (Mn+1) equals Z:

Sn for All Consumers
+ or -
Xn for All Consumers
+ or -
Yn
=
Z to be remitted at Mn+1

I-A-10

ATTACHMENT B

to

ANNEX I

CALCULATION OF DAILY REMITTANCE AMOUNTS

FOR FIRST SIX COLLECTION PERIODS

I.                                         PURPOSE

The purpose of the estimation template described in Section III of this Attachment B to this Annex is to calculate the estimated DRC Payments used to determine the Daily Remittance amount during the first six Collection Periods immediately following the DRC Effective Date.  The estimation template more accurately reflects in the DRC Payments the gradual build up of DRC Payments over the initial six month period immediately after the DRC Effective Date.

II.                                     FACTS AND ASSUMPTIONS

Refer to the Facts and Assumptions in Attachment A to this Annex.

III.                                 ESTIMATION TEMPLATE (USING THE MONTHLY COLLECTION CURVE DESCRIBED IN ATTACHMENT A TO THIS ANNEX)

Where:  Refer to the variables listed in Section V. of Attachment A to this Annex.

M1	=	First Collection Period immediately following the DRC Effective Date
M2	=	Second Collection Period immediately following the DRC Effective Date
M3	=	Third Collection Period immediately following the DRC Effective Date
M4	=	Fourth Collection Period immediately following the DRC Effective Date
M5	=	Fifth Collection Period immediately following the DRC Effective Date
M6	=	Sixth Collection Period immediately following the DRC Effective Date

Then:  To calculate the estimated daily DRC Payments used to determined Daily Remittances to be remitted within two Servicer Business Days after each Servicer Business Day within each of the Collection Periods, the daily Billed DRC Revenues for a Servicer Business Day within a Collection Period will be multiplied by the corresponding Collection Percentage Factor shown below for that Collection Period.

I-B-1

The Billed DRC Revenues for Each Servicer Business Day Within the Following Collection Periods:	Multiplied By the Following Corresponding Collection Percentage Factors:	Shall Equal the Daily DRC Payments Used To Determine Daily Remittances
M1	A	Daily DRC Payments For Servicer Business Days within M1
M2	A+[(1/2)(B)]	Daily DRC Payments For Servicer Business Days within M2
M3	A+B+[(1/2)(C)]	Daily DRC Payments For Servicer Business Days within M3
M4	A+B+C+[(1/2)(D)]	Daily DRC Payments For Servicer Business Days within M4
M5	A+B+C+D+[(1/2)(E)]	Daily DRC Payments For Servicer Business Days within M5
M6	A+B+C+D+E+[(1/2)(F)]	Daily DRC Payments For Servicer Business Days within M6

The last Collection Percent in each of the Collection Percentage Factors is multiplied by 1/2 to more accurately reflect the day-by-day increase in the number of days of usage to which the DRC Charge is applied to bills generated each day during the first Collection Period.

I-B-2